UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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2024
Proxy Statement
Notice of Annual General Meeting of Shareholders

ALLEGION™

PIONEERING SAFETY™

Our Vision

Enabling seamless access and a safer world

ALLEGION™

PIONEERING SAFETY™

Our Strategy

Allegion creates value as a solutions provider of security and access

- Build on our Legacy
- Deliver New Value in Access
- Be the Partner of Choice
- Operate with Excellence

Our Values

The foundation of our dynamic and innovative culture

- SERVE OTHERS, NOT YOURSELF
- DO THE RIGHT THING
- BE CURIOUS BEYOND THE OBVIOUS
- HAVE A PASSION FOR EXCELLENCE
- ENJOY WHAT YOU DO AND CELEBRATE WHO WE ARE
- BE SAFE, BE HEALTHY
- BE EMPOWERED AND ACCOUNTABLE
- THIS IS YOUR BUSINESS, RUN WITH IT

Letter from our President & CEO

SCHLAGE

Fellow Shareholders,

In December, Allegion celebrated 10 years as a standalone company. During this time, we have grown Allegion from a market capitalization of just over $4 billion to over $11 billion, building a global leader in seamless access. Allegion is distinctly advantaged with deep expertise in building codes and specifications, the ability to manufacture millions of SKUs in a made-to-order environment and, arguably, the strongest distribution channel in our industry. We have one of the safest and most engaged workforces in manufacturing. We regularly give back to our communities, through organizations like Habitat for Humanity, the Red Cross and many other local causes, all while holding ourselves accountable to a set of unwavering core values and environmental, social and governance commitments. Our Board of Directors has a strong composition of skills and diversity, with two new directors appointed in 2023.

True to our mission of pioneering safety, Allegion is continuously innovating to better secure people and their property where they live, learn, work and connect. We are trusted advisors, uniquely qualified to help our customers design and create safe and secure environments from small spaces to entire campuses. For our K-12 and university customers, the products we develop are integral to the layered security approach needed to create safer schools. For our healthcare customers, the broad Allegion portfolio solves for security and access needs, as well as patient experience and staff requirements that range from privacy to accessibility and connectivity. Software and services are rapidly becoming a key differentiator for our company, ensuring Allegion products are interoperable with the wide spectrum of building automation ecosystems in the marketplace.

Allegion delivered record revenue of $3.7 billion and adjusted EPS of $6.96 in 2023. We also closed the year with record adjusted operating income, and full-year adjusted operating margin increased by 160 basis points versus 2022. Demand for our most innovative solutions remained strong in 2023, and we delivered approximately 20% organic growth in electronics and software for the year, on top of mid-teens organic growth in 2022. Our available cash flow generation was up 30.6% versus the prior year, resulting in a balance sheet primed to support continued growth of our company and distributions to our shareholders.[1]

Allegion has much to be proud of – but the future is even more exciting. Seamless access, the ability to provide the most secure and convenient experiences possible, remains our strategy. Technology will fuel our growth. As our world is more connected, digital and mobile, we see secular growth opportunities in seamless access where our distinct advantages will further expand Allegion's leadership position. While our core portfolio of mechanical products is stronger than ever, electronics, software and services now account for a third of total revenue. I see a great future driven by disciplined organic investments and acquisitions that will grow our core hardware business while expanding electronics, software and services to represent more than half of our revenue. Allegion will continue to be a partner of choice. Our strategic partnerships and investments in companies like Ambient.ai will complement our growth, while our research and development combined with our commitment to interoperability and open standards will accelerate it.

Over the last 10 years, Allegion has provided peace of mind through safety and security to millions of people. And with our vision of enabling seamless access and a safer world, Allegion still has even more opportunities ahead to fulfill our mission while creating long-term shareholder value. I look forward to updating you in the future as we propel our company into its next decade of growth.

Regards,

John H. Stone
President & CEO, Allegion plc

See back for footnotes.
© 2024 Allegion plc. All rights reserved.

ALLEGION™

We are many. We are one.
We are Allegion.

10
YEAR
ANNIVERSARY
2013 - 2023

225%	1,000+	74th percentile
Total Shareholder Return	Patents Granted Globally	Employee Engagement[2]
(IPO - Dec. 31, 2023)	(Dec. 2013 - Dec. 2023)	(vs. industry peers as of Feb. 2024)

Visit **allegion.com/annualreport** to learn more about Allegion's 2023 performance

(1) Each of adjusted earnings per share (EPS), adjusted operating income, adjusted operating margin, organic revenue growth and available cash flow generation is a non-GAAP measure. See Appendix A to the accompanying 2024 Proxy Statement for the definitions of these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. generally accepted accounting principles measure.
(2) Percentiles are based on Gallup's Q12 Manufacturing Company Database from the survey year. GALLUP is a registered trademark of Gallup, Inc. and the property of its owner.
© 2024 Allegion plc. All rights reserved.

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Dear Fellow Shareholders:
We are pleased to invite you to the Annual General Meeting of Shareholders of Allegion plc. Details for the meeting, including the proposals to be considered and voted upon by our shareholders, are as follows:

When	June 6, 2024, at 4:30 p.m., local time

Location	The Shelbourne, 27 St. Stephen’s Green, Dublin 2 Ireland

Record Date	Only shareholders of record as of the close of business on April 11, 2024 are entitled to receive notice of, and to vote at, the Annual General Meeting.

Items of Business	1. Elect the eight director nominees named in the proxy statement.
2. Approve the compensation of our named executive officers on an advisory (non-binding) basis.
3. Ratify the appointment of our independent registered public accounting firm and authorize the Audit and Finance Committee of the Board of Directors to set the independent registered public accounting firm’s remuneration for the fiscal year ended December 31, 2024.

Annual Irish Law Proposals	4. Renew the Board of Directors’ authority to issue shares under Irish law.
5. Renew the Board of Directors’ authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution under Irish law).

Conduct such other business properly brought before the meeting (including any adjournments, postponements or continuations thereof).
Your vote is very important. Whether or not you plan to attend the Annual General Meeting, please vote your shares as soon as possible over the Internet or telephone (using the control number on your Notice of Internet Availability of Proxy Materials, proxy card or a voting instruction form), or by completing, signing, dating, and mailing your proxy card or voting instruction form.

Online	By Mail	By Phone	In Person
Visit www.proxyvote.com	Return your proxy card or voting instruction form	Call 1-800-690-6903	Attend the meeting
If you are a beneficial owner of shares held in “street name” through a bank or broker, please refer to the voting instruction form sent to you by your bank or broker to see what voting methods are available to you.

By Order of the Board of Directors,
Eric Gunning
Corporate Secretary
If you are a shareholder of record who is entitled to attend and vote, then you are entitled, using the form provided (or the form in Section 184 of the Companies Act 2014), to appoint a proxy or proxies to attend the Annual General Meeting and vote on your behalf. Any proxy is not required to be a shareholder of the Company. If you wish to appoint as proxy any person(s) other than the individuals specified on the proxy card provided, please contact the Corporate Secretary at our registered office.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 6, 2024: The Proxy Statement, Annual Report on Form 10-K, and the Irish Statutory Accounts are available at www.proxyvote.com.

Registered Office Address: Block D, Iveagh Court, Harcourt Road Dublin 2, D02 VH 94, Ireland Company No. 527370	U.S. Mailing Address: c/o Schlage Lock Company LLC 11819 N. Pennsylvania Street Carmel, Indiana 46032, U.S.A.

Page
VOTING ROADMAP AND PROXY HIGHLIGHTS	i

Proposal 1. Election of Directors	1
CORPORATE GOVERNANCE	15
Corporate Governance Guidelines and Practices	15
Director Independence	20
Shareholder Outreach and Engagement	21
Communication with Directors	23
Code of Conduct	23
Related Person Transactions	23
Anti-Hedging / Anti-Pledging Policy and Other Restrictions	23
Committees of the Board	24
Corporate Sustainability Highlights	30
Corporate Citizenship	32
Compensation of Directors	34

Proposal 2. Advisory Vote on Executive Compensation	36
COMPENSATION DISCUSSION AND ANALYSIS	38
Executive Summary	38
Compensation Philosophy and Design Principles	41
How We Make Compensation Decisions	42
Compensation Elements	45
2023 Compensation Decisions	46
2023 Annual and Long-Term Incentive Program Designs and Payouts	47
2024 Total Direct Compensation at Target	54
Additional Information Regarding Executive Compensation Programs	54
Compensation and Human Capital Committee Report	57
EXECUTIVE COMPENSATION	58
2023 Summary Compensation Table	58
2023 Grants of Plan-Based Awards	60
Outstanding Equity Awards at 2023 Year-End	61
2023 Option Exercises and Stock Vested	62
2023 Pension Benefits	62
Nonqualified Deferred Compensation	64
Potential Post-Employment Payments	66
CEO Pay Ratio	69
Pay versus Performance	70
Equity Compensation Plan Information	74

Proposal 3. Approval of Appointment of Independent Registered Public Accounting Firm and Authorization to Set Independent Registered Public Accounting Firm’s Remuneration for Fiscal 2024	75
Audit and Finance Committee Report	76
Fees of the Independent Registered Public Accounting Firm	77

Annual Irish Law Proposals	78
Proposal 4. Renewal of the Board’s Authority to Issue Shares under Irish Law	79
Proposal 5. Renewal of the Board of Director’s Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders (Special Resolution under Irish Law)	80

INFORMATION CONCERNING VOTING AND SOLICITATION	82

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	85

SHAREHOLDER PROPOSALS AND NOMINATIONS	87

HOUSEHOLDING	88

GLOSSARY OF TERMS	89

APPENDIX A - RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES	A-1

VOTING ROADMAP

1	Annual Election of Directors	3	Ratification of the Appointment of PwC
The Board of Directors and the Corporate Governance and Nominating Committee believe that the 8 Director nominees possess the necessary qualifications and experiences to provide guidance to the Company’s management and effectively oversee the business and long-term interests of shareholders.

Our Board recommends a vote FOR each director nominee

See page 2 for further information

The Board of Directors and the Audit and Finance Committee believe that the retention of PricewaterhouseCoopers (PwC) as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2024 is in the best interests of the Company and its shareholders. Shareholders are being asked to ratify the Company’s selection of PwC and to authorize the Audit and Finance Committee to set the independent registered public accounting firm’s remuneration for the fiscal year ending December 31, 2024.

Our Board recommends a vote FOR this proposal

See page 76 for further information

2	Advisory Vote to Approve Executive Compensation	4-5	Annual Irish Law Proposals
The Company is seeking a non-binding advisory vote to approve the compensation of its Named Executive Officers. The Compensation Discussion and Analysis begins on page 38 and the Summary Compensation Tables begin on page 58.

Our Board recommends a vote FOR this proposal

See page 37 for further information

4. The Company is seeking to renew the Board of Directors Authority to Issues Shares under Irish Law.
5. The Company is seeking to renew the Board of Directors Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders (Special Resolution under Irish Law)

Our Board recommends a vote FOR these two proposals

See page 79 and 80, respectively, for further information regarding these two proposals

The Board of Directors (the “Board” or “Board of Directors”) of Allegion plc (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the Annual General Meeting of Shareholders (“AGM,” the “Annual General Meeting,” or the “meeting”), and any adjournments, postponements or continuations thereof. This proxy statement (“Proxy Statement”) and the enclosed proxy card or voting instruction form, or the Notice Regarding the Availability of Proxy Materials, are first being mailed or otherwise furnished on or about April 19, 2024 to shareholders of record as of the close of business on April 11, 2024 (the “Record Date”).
i

PROXY HIGHLIGHTS

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance practices that promote the long-term interests of our shareholders, customers, suppliers, employees, communities in which we operate and other stakeholders, strengthen our Board of Directors and management accountability, and help build public trust. We continue to monitor emerging best practices in corporate governance and adopt measures as appropriate. The following is a summary of some our corporate governance practices.

Board Composition, Independence and Participation

✓	Seven of the eight director nominees are independent under New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines.
✓	The Chair of the Board is independent, and the roles of Chair of the Board and CEO are separate and held by different individuals.
✓
All members of the Board’s three committees, the Audit and Finance Committee, the Compensation and Human Capital Committee, and the Corporate Governance and Nominating Committee (each, a “Committee” and collectively, the “Committees”) are independent.

✓
Term limit (10 years) for non-employee directors, unless waived by the Board. There are two directors retiring at the 2024 AGM pursuant to the policy. The Corporate Governance and Nominating Committee and the Board has determined that it was in the best interest of the Company and its shareholders to extend the independent Chair for one additional year. They felt it was important to have his continued support and guidance to facilitate board succession planning and given his institutional knowledge and extensive experience public company board and public company CEO, including for another Irish public limited company, experience.

✓
Non-employee directors may not serve on the board of more than four other public companies. Further, non-employee directors who serve as an executive officer of a public company may not serve on the board of more than one other public company.

✓	No member of the Audit and Finance Committee may serve on more than two other public company audit committees.
✓	Six of the eight (75%) director nominees are women and/or racially/ethnically diverse, and two of our diverse directors serve as Chairs of the Board’s Committees.
✓	The Board has a good balance of new and experienced directors, with the tenure of incumbent directors averaging 4.0 years as compared to the S&P 500 average of 7.8 years.
✓	Average age of director nominees is 59.9 years, compared the S&P 500 average of 63.3 years.
✓	Each of the Committees has the authority to hire independent experts and consultants, as needed.
✓	Each of the director nominees attended at least 75% of the Board meetings and at least 75% of the Committee meetings on which he or she served during the time that he or she served during 2023.
✓	Independent directors have full access to management and other employees.

Board Conduct and Oversight

✓	Our Code of Conduct applies to all directors, officers and employees.
✓	The Board spends the majority of its time reviewing and engaging on strategic matters.
✓
The Board has oversight of risk management, including information technology, cybersecurity, privacy, disruptive technology and other top enterprise risks, and receives regular briefings from management on such matters.

✓	The Board, either directly or through its Committees, has oversight of corporate sustainability and ESG initiatives, including strategies, goals, performance, and reporting.
✓	Our Insider Trading Policy prohibits our executive officers and directors from holding our securities in a margin account or pledging our securities as collateral for a loan.
✓	The Board and each of the Committees conduct self-assessments of their performance and effectiveness annually.
✓	Board and Committee self-assessments include one-on-one interviews with the Chair and each director to ensure thoughtful, candid feedback.
✓	Executive sessions of independent directors, chaired by the independent Chair of the Board or the Chair of the respective Committee, are generally held at each of the Board and Committee meetings.
✓	Our Corporate Governance Guidelines and all Committee Charters are reviewed at least annually.
✓	Emerging topics and developments in corporate governance best practices are reviewed on an ongoing basis.
✓	Succession planning is conducted at all levels, including for the Board, CEO and senior management.
✓	The Board monitors relations with shareholders, customers, suppliers, employees, the communities in which the Company operates and other stakeholders.
✓	All Board members have access and full support for continuing education training.

OUR DIRECTOR NOMINEES
Set forth below is summary information about each director nominee.

					Committee Memberships
Nominee	Age*	Director Since	Principal Occupation	Independent				Tenure**	Gender	Race

Kirk S. Hachigian	64	2013	Former Non-Executive Chair of JELD-WEN Holding, Inc.	✓	•	•	C	10.5	Male	White
Susan L. Main	65	2023	Former Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated	✓	•	•	•	0.7	Female	White
Steven C. Mizell	64	2020	Former Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc.	✓	•	C	•	4.3	Male	Black / African American
Nicole Parent Haughey	52	2017	Former Chief Operating Officer of Island Creek Oysters	✓	•	•	•	6.8	Female	White
Lauren B. Peters	62	2021	Former Executive Vice President and Chief Financial Officer of Foot Locker, Inc.	✓	C	•	•	2.8	Female	White
Ellen Rubin	55	2023	Founder and CEO, Causely, Inc.	✓	•	•	•	1.1	Female	White
John H. Stone	53	2022	President and Chief Executive Officer of Allegion plc					1.8	Male	White
Dev Vardhan	64	2020	Former Senior Partner at McKinsey & Company	✓	•	•	•	3.6	Male	Asian

Audit and Finance Committee	Compensation and Human Capital Committee	Corporate Governance and Nominating Committee	C	Chair

∗	Age calculated as of April 1, 2024
∗ ∗	Calculated through the 2024 AGM meeting date

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
We are committed to conducting business in a safe, environmentally responsible and sustainable manner, in compliance with all applicable EHS laws and regulations - and in a manner that helps promote and protect the health and safety of our environment. This commitment is congruent with our Company values including: “Be safe, be healthy,” “Do the right thing” and “Be empowered and accountable.” These values are a way of life at Allegion and guide how we conduct our business. Highlights of our ESG efforts are discussed in the “Corporate Sustainability Highlights” section starting on page 30 of this Proxy Statement. Additional information about our corporate sustainability efforts, policies, goals and key achievements, including our Material Matrix identifying ESG factors of importance to both our business and stakeholders, and our EEO-1 report containing the Company’s most recent year’s demographic data are available on our website at www.allegion.com under the heading, “ESG.” The information contained on, or that may be accessed through, the Company’s websites is not incorporated by reference into, and is not part of, this Proxy Statement.

EXECUTIVE COMPENSATION
Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of our strategic objectives and with shareholder interests. Our strategy is built on four strategic growth pillars: (i) build on our legacy; (ii) be the partner of choice; (iii) deliver new value in access; and (iv) operate with excellence.
The primary objectives of our executive compensation program are to:
▪Create and reinforce our pay-for-performance culture;
▪Align the interests of management with our shareholders and other stakeholders;
▪Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay;
▪Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and
▪Integrate with our performance management process of goal setting and formal evaluation.
v

Practices we DO have		Practices we DON’T have

✓	Incentive award metrics that align pay to strategic business performance measures	x	Repricing of options without shareholder approval
✓	Directors and executives must comply with robust share ownership requirements, with all directors and executives in compliance, or on track to achieve compliance, with these obligations	x	Hedging or pledging transactions, speculative transactions, or short sales by executive officers or directors
✓	Maintain enhanced incentive compensation clawback / recoupment policies	x	Automatic single-trigger equity vesting upon a change in control
✓	Severance benefits triggered only upon a qualifying termination following a change-in-control	x	Excessive perquisites
✓	Significant percentage of executive compensation target opportunity is contingent on performance measured against pre-established performance goals	x	Excessive severance benefits or other non-performance-based compensation
✓	Conduct competitive benchmarking to ensure executive pay is aligned to market	x	Employment agreements with defined term lengths
✓	Independent compensation consultant is retained by and reports to the Compensation and Human Capital Committee	x	Uncapped incentive compensation opportunities
✓	Annual Say-on-Pay vote by shareholders	x	Tax gross-ups under change-in-control agreements
Pay for Performance
Our executive compensation program is market competitive for target total direct compensation, aligned with our peer group median and designed to result in greater variance in actual total compensation based on the Company’s performance. A significant percentage of our executives’ total direct compensation is in the form of performance-based compensation over short- and long-term time horizons, such as annual cash incentives, Performance Stock Units (“PSUs”) and other equity vehicles that vest over three years.
The following is a summary of our corporate financial performance in fiscal year 2023 related to the performance metrics for our executive annual and long-term incentive plans:
Annual Incentive Plan (“AIP”) Metrics:
▪Adjusted revenue of $3,651 million, achieved 100% of target;
▪Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) of $858 million, achieved 103% of target;
▪Adjusted available cash flow of $516 million, achieved 105% of target;
Long Term Incentive Plan Metrics for PSUs:
▪Adjusted earnings per share (“EPS”) of $6.94, achieved 140% of the 2021-2023 performance period; and
▪Total Shareholder Return (“TSR”) of 3.6% for the 2021-2023 performance period, which fell into the 21st percentile of the S&P 400 Capital Goods Index and was below the threshold.
Based on this performance, for named executive officers (“NEOs”) in corporate functions, we achieved a payout of 141.66% of target under the AIP (subject to region- and individual-specific performance) and a PSU vesting percentage of 70% for the 2021-2023 performance period. These payouts were based on pre-established goals under each plan.

Adjusted revenue, Adjusted EBITDA, Adjusted available cash flow and Adjusted EPS are financial measures not calculated in accordance with United States generally accepted accounting principles (“GAAP”). For details and definitions regarding the financial measures and the Compensation and Human Capital Committee actions with respect to our AIP and LTI plan design and payouts, please see “2023 Annual and Long-Term Incentive Plan Designs and Payouts” in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
At the AGM, our shareholders will vote, on an advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement. While the vote is advisory in nature, our Compensation and Human Capital Committee intends to carefully consider the shareholder voting results for this proposal as it evaluates the Company’s compensation plans and compensation philosophy in future years. Before considering this proposal, please read the CD&A and the Executive Compensation sections of this Proxy Statement for a thorough discussion of our executive compensation program and our executive compensation philosophy.

2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Deadline for receipt of written notice of shareholder proposals to be considered for inclusion in the proxy statement for the 2025 AGM:	December 20, 2024
Deadline for receipt of written notice of proposals and nominations for director to be properly brought before the 2025 AGM (but not included in the proxy statement):	March 8, 2025

1	Annual Election of Directors
The Board, upon recommendation of the Corporate Governance and Nominating Committee, has nominated the following eight individuals to the Board for a one-year term. If elected, each director nominee will hold office until the 2025 AGM and until their successor is elected and qualified.

•Kirk S. Hachigian (Non-Executive Chair) •Susan L. Main •Steven C. Mizell •Nicole Parent Haughey	•Lauren B. Peters •Ellen Rubin •John H. Stone (President and CEO) •Dev Vardhan
The Board unanimously recommends a vote FOR each nominee.
Each director nominee was elected by the shareholders at the 2023 AGM, except for Ms. Main. Ms. Main was identified by the Corporate Governance and Nominating Committee in September 2023, which subsequently determined she was qualified under the Company’s criteria. All nominees are independent under the NYSE corporate governance rules, except for John H. Stone (our President and CEO).
Messrs. Dean Schaffer and Martin Welch III both will retire at the end of their current term in accordance with the Company’s director retirement policy. The Corporate Governance and Nominating Committee and the Board of Directors have determined it is in the best interests of the Company and its shareholders to grant Mr. Kirk Hachigian, our independent non-executive Chair, a one-year extension. They felt it was important to have his continued support and guidance to facilitate board succession planning and given his extensive public company board and public company CEO experience, including for another Irish public limited company, and institutional knowledge, especially with the retirement of two other long-tenured directors.
The size of the Board is currently set at ten directors but the Board has determined to reduce it to eight directors effective as of the date of the 2024 AGM in connection with Messrs. Schaffer and Welch’s retirement.
Each director nominee has agreed to stand for election and has agreed to serve if elected. We currently have no reason to believe that any of the nominees would be unable or unwilling to serve if elected. However, if before the AGM, any director nominee becomes unable to serve, or chooses not to serve, the Board may nominate another individual as a substitute. If that happens, the persons named as proxies in the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the vacancy. If a director is not re-elected in a director election, the director shall retire at the end of the AGM.

Vote required:	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote as abstentions and broker non-votes are not counted as a vote cast.

BOARD EXPERTISE AND SKILLS
The Board and the Corporate Governance and Nominating Committee believe that all director nominees should exhibit certain general qualifications such as having the highest professional and personal ethics consistent with Allegion’s Code of Conduct, demonstrating innovative thinking, a commitment to building shareholder value, and sufficient time to effectively carry out the duties as Director.
In addition, the Board should possess a varied and balanced mix of skills, business and leadership experience, broad experience and viewpoints that are aligned with the Company’s seamless access strategy as well as current and expected future business needs.
The table below summarizes how these qualifications and experiences are linked to our Company’s core business needs and priorities. If any individual director is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that area.

Knowledge and Skills	Global Business / International	The Company has more than 12,000 global employees in nearly 30 countries and sells its leading solutions in approximately 120 countries. Growing sales and operating in international markets supports the Company’s strategy.

	Innovation / Technology	Directors with expertise in disruptive technologies and combining software solutions with leading-edge physical products are critical to the Company’s seamless access strategy.

	Industrial / Manufacturing	The Company is a leading global provider of security products and solutions. Directors with industrial and manufacturing experiences enable a better understanding of the Company’s businesses and production capabilities.

	Capital Allocation	Success of the Company’s seamless access strategy is tied to its effective deployment of capital. Directors with broad P&L and operational experiences support this.

	Strategy / M&A	Experience in business development and M&A provides the Board insight into developing and implementing strategies for growing our Company.

	Human Capital Management	Experience in senior executive development, succession planning and compensation matters helps the Board effectively oversee the Company’s efforts to recruit, retain and develop key talent.

Experience	Business Leadership / Operations	Experience serving as CEO or a senior executive as well as hands-on leadership experience in core management areas of operations are important qualifications for our directors.

	Financial Services / Financial Expertise	The Company believes having a deep understanding of finance, financial services and financial reporting is important to help guide the Company in building long-term shareholder value.

	Boards of Other Public Companies	Service on the boards and committees of other public companies is valuable for director nominees and directors, as these experiences can help them identify trends and best practices around corporate governance, enterprise risk, board-management engagement and innovative thinking.

	Kirk Hachigian	Susan Main	Steven Mizell	Nicole Parent Haughey	Lauren Peters	Ellen Rubin	John Stone	Dev Vardhan
Knowledge and Skills
Global Business / International	•	•	•		•		•	•
Innovation / Technology	•	•	•	•	•	•	•	•
Industrial / Manufacturing	•	•	•	•			•
Capital Allocation	•	•		•	•	•	•
Strategy / M&A	•	•	•	•	•	•	•	•
Human Capital Management	•	•	•	•	•	•	•

Experience
Senior Leadership Position (most senior position held)	Chair / CEO / President	CFO	CHRO	Managing Partner /COO	CFO	Founder / CEO	CEO / President	Sr. Partner
CEO / Business Head	•			•		•	•
Business Leadership / Operations	•	•	•	•	•	•	•	•
Financial Services / Financial Expertise		∗		•	∗			•
Boards of Other Public Companies	•	•	•	•	•	•	•

Biographical Data
Independent	•	•	•	•	•	•		•
Tenure**	10.5	0.7	4.3	6.8	2.8	1.1	1.8	3.6
Age***	64	65	64	52	62	55	53	64
Gender	Male	Female	Male	Female	Female	Female	Male	Male
Race / Ethnicity	White	White	Black / African American	White	White	White	White	Asian

∗	Designated as Securities and Exchange Commission (“SEC”) Audit Committee Financial Expert
∗ ∗	Calculated through the 2024 AGM meeting date
∗ ∗ ∗	Age calculated as of April 1, 2024

2024 DIRECTOR NOMINEES

KIRK S. HACHIGIAN Independent Chair, Allegion plc | 64

Background
JELD-WEN Holding, Inc., a global manufacturer of doors and windows. Chair (2014-2019); Interim CEO (2018); President & CEO (2014-2015)
Cooper Industries plc, a global manufacturer of electrical components for the industrial, utility and construction markets. Chair, President & CEO (2006-2012)

Non-Executive Chair since: 2023
(Lead Director, 2013-2021, 2022)
Corporate Governance and Nominating Committee chair: 2013-2021; 2022-present
Director since: 2013
Other Current Public Company Directorships:
L3 Harris Technologies (NYSE: LHX)
NextEra Energy, Inc. (NYSE: NEE)
Paccar Inc. (NASDAQ: PCAR)
Prior Public Company Directorships:
JELD-WEN Holding, Inc. (NYSE: JELD)
Cooper Industries plc (formerly NYSE: CBD)
American Standard (formerly NYSE: ASD)
Knowledge, Skills & Experience:
Global Business / International
Innovation / Technology
Industrial / Manufacturing
Capital Allocation
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Boards of other Public Companies

Key Expertise Supporting Nomination
Mr. Hachigian’s experiences as former Chair and CEO of JELD-WEN Holding, Inc. and Cooper Industries plc bring substantial expertise to our operational, strategy and financial matters, including global manufacturing, engineering, marketing, human capital, M&A, labor relations, channel management and investor relations.
His prior work and international experiences add value and benefit to our Board and management team, as we pursue future business opportunities globally. In addition, his leadership of another Irish public limited company provides valuable oversight experience to our Irish financial reporting and accounting requirements.
He has a successful track record of creating value for shareholders, for instance by completing the $13 billion merger of Cooper Industries with Eaton Corporation in 2012.
Mr. Hachigian’s executive leadership positions directly correspond to key elements of Allegion’s growth and operational strategies.

SUSAN L. MAIN Retired SVP and Chief Financial Officer, Teledyne Technologies | 65

Background
Teledyne Technologies, Inc. (NYSE: TDY), a global provider of enabling technologies for industrial growth markets. Senior Vice President & CFO (2012-2023); Vice President & Controller (2004-2012)
WaterPik Technologies, Inc., a provider of swimming pool electronics and equipment, residential and commercial water heating systems, and personal healthcare products. Vice President & Controller (1999-2004)

Director since: 2023
Audit Committee Financial Expert
Other Current Public Company Directorships:
Ashland, Inc. (NYSE: ASH)
Prior Public Company Directorships:
Garrett Motion Inc. (NASDAQ: GTX)
Knowledge, Skills & Experience:
Global Business / International
Innovation / Technology
Industrial / Manufacturing
Capital Allocation
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Financial Services / Expertise
Boards of other Public Companies

Key Expertise Supporting Nomination
Ms. Main has extensive experience as a C-Level executive in an organization with operations in multiple continents and more than 10,000 global employees. She served as CFO and a senior leader for a diversified high-tech manufacturing corporation, and in senior leadership roles in aerospace, defense and health care products.
She is an audit committee financial expert, with more than 10 years of experience as a public company CFO, who has also previously served as a controller for two public companies. In total, she has four decades of financial responsibility for multiple public companies.
Her extensive experience also includes over two decades of M&A transactions, serving as financial lead in more than 50 acquisitions. She additionally oversaw IT / enterprise resource planning integration of acquired companies.
Ms. Main’s experiences across business leadership, M&A and operations, financial expertise and capital allocation for global companies and diverse industries drives value for the Allegion Board.

STEVEN C. MIZELL Retired Executive Vice President and Chief Human Resources Officer, Merck & Co., Inc. | 64

Background
Merck & Co., Inc. (NYSE: MRK), a global pharmaceutical company. Executive Vice President and Chief Human Resources Officer (2018-2024)
The Monsanto Company (NYSE: MON), an agrochemical and agricultural biotechnology company. Executive Vice President and Chief Human Resources Officer (2007-2018)

Compensation and Human Capital Committee Chair since: 2021
Director since: 2020
Other Current Public Company Directorships:
Group 1 Automotive, Inc. (NYSE: GPI)
Prior Public Company Directorships:
Oshkosh Corporation (NYSE: OSK)
Knowledge, Skills & Experience:
Global Business / International
Innovation / Technology
Industrial / Manufacturing
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Boards of other Public Companies

Key Expertise Supporting Nomination
Mr. Mizell had responsibility for all aspects of human resources for more than 68,000 global employees at Merck & Co., Inc. prior to his retirement in April 2024. He also served as Monsanto’s Executive Vice President and Chief Human Resources Officer, overseeing the company’s approach to talent acquisition and development, employee wellness and diversity, equity and inclusion.
He has additionally served in key human resource management roles at industrial and manufacturing companies across beverage, defense, energy, pharmaceutical and technology sectors.
Mr. Mizell is an experienced board member, and his broad business experience and global human resources leadership brings great perspective and value to the Allegion Board.

NICOLE PARENT HAUGHEY Former Chief Operating Officer, Island Creek Oysters | 52

Background
Island Creek Oysters, a private aquaculture company with a business portfolio spanning B2C and B2B operations as well as a cannery, shellfish farm and several restaurants. Chief Operating Officer (2020-2021)
Mimeo.com, a technology company in printed and digital content management and distribution. Chief Operating Officer (2016-2018)
United Technologies Company, a global manufacturing company. Vice President, Corporate Strategy and Business Development (2013-2015)
Vertical Research Partners, LLC, an equity research and consulting firm. Managing Partner and Co-Founder (2009-2013)
Credit Suisse, a global financial services company. Managing Director and Global Sector Head (2005 – 2009)

Director since: 2017
Prior Public Company Directorships:
Altra Industrial Motion Corp. (formerly NASDAQ: AIMC)
Knowledge, Skills & Experience:
Innovation / Technology
Industrial / Manufacturing
Capital Allocation
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Financial Services / Expertise
Boards of other Public Companies

Key Expertise Supporting Nomination
Ms. Parent Haughey has wide-ranging operational experience, spanning VP, Corporate Strategy and Business Development, for a Fortune 50 manufacturing company; Chief Operating Officer for a growing, aquaculture business and a technology company; and founder of an equity research and consulting firm.
She has robust experience in shaping M&A and driving strategy for a large global manufacturing company and a technology company. Her understanding of strategic planning, capital allocation and acquisitions benefits the Board as it oversees Allegion’s long-term growth strategy. She has significant knowledge regarding the investment community and financial markets, based on nearly two decades as as an equity research analyst in the industrial sector.
Given the technological shift from printed documents to digital content, Ms. Parent Haughey’s experience within the content management and distribution space was predicated on finding innovative solutions without sacrificing security or end user experience.
Ms. Parent Haughey’s experience as a former COO, VP, Corporate Strategy, and managing partner of an equity research firm in addition to her involvement on non-profit and University boards bring significant leadership expertise to the Allegion Board.

LAUREN B. PETERS Retired Executive Vice President and Chief Financial Officer, Foot Locker, Inc. | 62

Background
Foot Locker, Inc. (NYSE: FL), a global sportswear and footwear retailer. Executive Vice President and Chief Financial Officer (2011-2021); Senior Vice President of Strategic Planning (2002-2011); Vice President – Planning (2000-2002)

Audit and Finance Committee Chair since: 2022
Director since: 2021
Audit Committee Financial Expert
Other Current Public Company Directorships:
La-Z-Boy, Inc. (NYSE: LZB)
Victoria's Secret & Co. (NYSE: VSCO)
Knowledge, Skills & Experience:
Global Business / International
Innovation / Technology
Capital Allocation
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Financial Services / Expertise
Boards of other Public Companies

Key Expertise Supporting Nomination
Ms. Peters' experience as former CFO of Foot Locker, Inc., as well as board member of multiple public companies, brings a deep expertise in positioning global, publicly held companies for growth. In addition, she brings insight and best practices from her two other public company boards.
She held a nearly 25-year career at Foot Locker, which included building a world-class finance organization and serving as an integral part of the executive leadership team with responsibility for financial planning and analysis, risk management and investor relations. She has a strong track record of expanding profits and implementing innovative solutions and technologies to enhance and streamline processes. She also helped Foot Locker navigate the retail industry transformation and positioning that company through digital technologies and e-commerce to be at the center of youth culture.
During her career, she was one of only 64 women serving as CFOs at Fortune 500 companies. She is a Certified Public Accountant.
With experience as a public company CFO for 10 years, she brings significant financial and accounting expertise to our Board.

ELLEN RUBIN Founder and CEO, Causely, Inc. | 55

Background
Causely, Inc., an IT operations company. Founder and CEO of Causely, Inc. (2022-present)
Amazon Web Services (a division of Amazon, NYSE: AMZN), a cloud services company. General Manager of Hybrid Cloud Services (2020-2021)
ClearSky Data, Inc., an enterprise hybrid cloud storage company. Founder and CEO (2014-2020)

Director since: 2023
Prior Public Company Directorships:
Chase Corp (formerly NYSE: CCF)
Knowledge, Skills & Experience:
Innovation / Technology
Capital Allocation
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Boards of other Public Companies

Key Expertise Supporting Nomination
Ms. Rubin brings extensive entrepreneurial and leadership experience in the information technology (IT) industry. She has been recognized as one of the Top 10 Women in Cloud by CloudNow, as a Woman to Watch by Mass High Tech and Rising Star Entrepreneur by the New England Venture Capital Association.
She has proven leadership and knowledge within the IT space, combined with unique experience serving as CEO across multiple organizations that have introduced disruptive technologies to enterprise customers, which serves Allegion well as we execute against our seamless access strategy and other pillars of growth.
She has founded and led multiple software companies, as well as served as General Manager for the hybrid cloud division of Amazon Web Services. With this, she brings experience managing high-growth businesses as both an entrepreneur and top executive, including helping innovative companies grow through the entire business life cycle.
Ms. Rubin is a serial founder and entrepreneur, who has built companies from concept stage through multiple rounds of funding and growth, with successful outcomes via an initial public offering and two acquisitions – offering these very valuable experiences to the Allegion Board.

John H. Stone President and Chief Executive Officer, Allegion plc | 53

Background
Allegion plc. President & CEO (2022-present)
Deere & Company (NYSE: DE), a global agricultural machinery and heavy equipment company. President, Worldwide Construction, Forestry and Power Systems (2020-2022); Senior Vice President, Intelligent Solutions Group (2016-2020)

Director since: 2022
Other Current Public Company Directorships:
Cummins Inc. (NYSE: CMI)
Knowledge, Skills & Experience:
Global Business / International
Innovation / Technology
Industrial / Manufacturing
Capital Allocation
Strategy / M&A
Human Capital Management
Business Leadership / Operations
Boards of Other Public Companies

Key Expertise Supporting Nomination
Mr. Stone has led Allegion as our President and CEO since July 2022, effectively using his proven ability to formulate and deliver operating and business process excellence. Previously, he served as President of Worldwide Construction, Forestry and Power Systems for Deere & Company, which included leadership of significant global operations.
He has a proven track record of driving innovation to adopt smarter, safer and more sustainable agricultural and construction solutions at Deere & Company, including as Senior Vice President, Intelligent Solutions Group, responsible for designing and developing advanced technologies in robotics, machine learning and AI.
He additionally has extensive experience in business development and growth strategy. As Allegion CEO, he oversaw the integration of our Stanley Access Technologies business in 2022. At Deere & Company, he led key acquisitions and integrations in China. As VP, Corporate Strategy and Development at Deere & Company, he helped develop and execute on growth strategy.
Mr. Stone is a seasoned executive with senior leadership experiences in engineering, international business, manufacturing, M&A, technology and human capital that is valuable to the Allegion Board.

DEV VARDHAN Retired Senior Partner, McKinsey & Company | 64

Background McKinsey & Company, global management consulting firm. Senior Partner (1993-2021)

Director since: 2020
Knowledge, Skills & Experience:
Global Business / International
Innovation / Technology
Strategy / M&A
Business Leadership / Operations
Financial Services / Expertise
Boards of other Public Companies

Key Expertise Supporting Nomination
Mr. Vardhan has more than 25 years of experience advising and helping hundreds of companies, CEOs and other executive leaders design and implement strategic organic and inorganic growth innovations, with a focus on digital and business transformations.
His deep functional expertise in digital transformation and his broad background in supporting global organizations in manufacturing, supply-chain design, M&A and innovation have many synergies with Allegion’s seamless access strategy.
Mr. Vardhan’s deep understanding of the intersection of global business, innovation and strategy bring great value and insights to the Allegion Board.

Board Composition and Leadership:
The following pie charts show the independence, tenure, diversity and age range of our director nominees.

∗	Calculated through the 2024 AGM meeting date
∗ ∗	Age calculated as of April 1, 2024

Upcoming and Recent Changes in Board Composition:

	Date of Change	Director	Primary Reason for Nomination / Departure
–	June 2024	Martin E. Welch III	Director Retirement Policy
–	June 2024	Dean I. Schaffer	Director Retirement Policy
+	September 2023	Susan L. Main	Depth of experience in M&A, finance and leading diversified high-technology manufacturing companies
+	April 2023	Ellen Rubin	Successful track record in building and scaling IT and technology companies, as well as introducing disruptive new technologies to enterprise customers
+	July 2022	John H. Stone	Appointed as Allegion CEO, bringing senior leadership experience in engineering, manufacturing, international, acquisitions and human capital

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND PRACTICES
Our Corporate Governance Guidelines, together with the charters of the three Board committees, provide a framework for our corporate governance. The following is a summary of our Corporate Governance Guidelines and our corporate governance practices. A copy of our Corporate Governance Guidelines, as well as the charters of each of the Board’s committees, are available on our website at www.allegion.com. Throughout this Proxy Statement, we may refer to additional information that is available on our websites.
Board Role and Responsibilities
The role of the Board is to oversee our management and governance, and to monitor management’s performance. The Board delegates to the CEO, and through the CEO to other officers, the authority and responsibility for managing our business. The Board’s core responsibilities include, among other things:
▪Selecting individuals for Board members and evaluating the performance of the Board, each of its committees and individual directors;
▪Selecting, monitoring, evaluating and compensating senior management;
▪Selecting the CEO and assuring that management succession planning is adequate;
▪Reviewing and approving significant corporate actions;
▪Reviewing and monitoring implementation of management’s strategic plans and capital allocation strategy;
▪Reviewing and approving our annual operating plans and budgets;
▪Monitoring corporate performance and evaluating results compared to relevant peers, our strategic plans and other long-range goals;
▪Reviewing our financial controls and reporting systems;
▪Reviewing and approving our financial statements and financial reporting;
▪Overseeing our ESG initiatives, strategies, goals, performance and reporting;
▪Overseeing our key programs, policies and strategies related to our management of human capital resources, including recruitment, development and retention of personnel, talent management and DEI;
▪Reviewing the Company’s ethical standards and legal compliance programs and procedures;
▪Overseeing our management of enterprise risk, including IT, cybersecurity, privacy, disruptive technology and other top enterprise risks, and receiving regular briefings from management on such matters; and
▪Monitoring relations with shareholders, customers, employees, the communities in which we operate and other stakeholders.

Board Leadership Structure
The Board believes establishing the right leadership structure is one of its primary responsibilities and key to ensuring appropriate oversight of management and creating a strategic-asset Board. The right leadership structure may vary from time to time depending upon the needs of the Company and the Board’s assessment of the CEO. In evaluating its leadership structure, the Board considers a number of factors, including the CEO’s tenure, experience and leadership, the Board and Committee processes and procedures, investor feedback and best practices. The Board is committed to regularly evaluating its leadership structure. Accordingly, the Board does not have a policy on whether the roles of Chair of the Board and CEO should be separate or combined, and, if separate, whether the Chair should be selected from among the independent directors.
In 2023, the Board appointed Mr. Hachigian as its independent Chair of the Board. The Board at the time determined separating the roles of Chair and CEO was appropriate given our CEO, who joined us in July 2022, had been tasked with focusing on day-to-day leadership of management and execution of the Company’s operating and strategic goals, while building his public company governance experience. Under the Corporate Governance Guidelines, the Chair will serve for a one-year term, which may be renewed by the Board each year and Mr. Hachigian was re-elected to this role in 2024 for one additional year. At the same time, the Corporate Governance and Nominating Committee and the Board of Directors determined to grant a one year waiver from the Company’s director retirement policy for Mr. Hachigian given the retirement of two other independent directors. Mr. Hachigian leads the Board, presiding over meetings and prioritizing areas of focus including governance matters; providing advice and counsel to our CEO on the Company’s strategy and long-term plans; and facilitating independent Board oversight of management. Mr. Hachigian has an extensive understanding of the Board and the company’s strategic goals. He also has valuable public company governance experience (based on his current and past public company board memberships, including serving previously as Chair and CEO of another publicly listed Irish public limited company) and has demonstrated leadership through his previous service as the Board’s Lead Director (a position he held for the majority of his Board tenure).
As provided in our Corporate Governance Guidelines, the Board may elect to combine the roles of Chair and CEO as the Board deems appropriate and in the best interests of the Company and its shareholders. Whenever the Chair is also the CEO or a director who does not otherwise qualify as an independent director, the independent directors will elect from among themselves a lead independent director of the Board, who shall have the roles and responsibilities set forth in our Corporate Governance Guidelines.

Board Risk Oversight
The Board has oversight responsibility of the processes we established to identify, mitigate, report and monitor material risks applicable to us.

Board of Directors

The Board reviews our general risk management strategy and significant risks we face and ensures that appropriate mitigation strategies are implemented by management. Specifically, the Board considers strategic risks and succession planning and receives reports from each committee as to risks delegated within their areas of responsibility. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions as follows:

Audit and Finance Committee	Compensation and Human Capital Committee	Corporate Governance and Nominating Committee

▪Oversight of risks associated with our systems of disclosure controls and internal controls over financial reporting.
▪Oversight of our compliance with legal and regulatory requirements and risks associated with foreign exchange, insurance, credit and debt.
▪Oversight of reports related to internal control reviews of information technology, cybersecurity and privacy controls and procedures.

▪Oversight of risks related to the attraction, retention, and development of talent, including DEI, succession and development plans.
▪Oversight of and risks related to compensation policies, incentive plans and programs, as well as enhanced clawback policies.
▪Oversight of key programs, policies and strategies.
▪Oversight of risks related to succession and development plans for executive officers.

▪Oversight of risks associated with our governance policies and practices.
▪Oversight of risks associated with Corporate Sustainability matters.
▪Oversight of Board and Management conflicts of interest.
▪Oversight of Board succession planning.

Our General Counsel serves as our chief risk officer and, in that role, in consultation with our Chief Compliance Officer and the risk management team, as appropriate, periodically reports on enterprise risk management, risk management policies and practices to the relevant Board Committee and/or to the full Board so that any decisions can be made as to any required changes in our risk management and mitigation strategies or in the Board’s oversight of these.
Compensation
The Board engages an independent compensation consultant, currently FW Cook, to perform an annual assessment of risks as it relates to the Company’s compensation and human resource programs. In 2023, the Board and the independent compensation consultant concluded that our compensation policies and procedures do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.
Cybersecurity
Please refer to Item 1C. Cybersecurity in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding cybersecurity matters.
Privacy
The Board also oversees privacy matters including the global privacy program. Allegion’s chief privacy officer is responsible for and leads the Company’s global privacy program, providing at least an annual update to the Board. The Global Privacy Program is a comprehensive program that addresses privacy regulations and laws applicable to our businesses globally including the GDPR and the CCPA. We have various privacy policies, statements, and notices, as well as accompanying procedures that govern how we collect, store, protect, and use customer, employee, and business partner data. We also train our employees on our privacy policies, statements, notices, and procedures.

Succession Planning
We believe that providing for continuity of leadership at both the Board and at the senior management level is critical to our success, and we place a high priority on robust talent development. The Board regularly reviews long-term succession plans for the CEO and senior management. With the assistance of the CEO and our Chief Human Resources Officer, the Board, at least annually, formally reviews the performance of the members of senior management and succession plans for those members, including reviewing the qualifications, experience, development plans and progress of internal CEO and senior management candidates. Further, we provide multiple opportunities for the directors to engage with key talent and employees at various levels, such as exposure through presentations to the Board and dinner events in small group settings. In addition, an emergency CEO succession plan is reviewed by the Board each year to address unanticipated events and emergency situations.
The Corporate Governance and Nominating Committee regularly evaluates the composition of the Board and succession plans. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the overall composition of the Board with a view of achieving a balance of diverse skills, experience and attributes that would enhance the quality of the Board’s deliberations and decisions, as well as contribute to the Board’s overall effectiveness and oversight of management, recognizing that our businesses and operations are diverse and global in nature. In addition, an evaluation of the Board, its effectiveness and its needs is part of the Board’s annual self-evaluation process.
Board Size and Composition
The Board has the authority to set the size of the Board which is currently set at ten directors and will be reduced to eight directors effective as of the date of the 2024 AGM, following the retirements of Messrs. Schaffer and Welch at the end of their current terms. Seven of our eight directors are independent, non-employee directors, with the remaining director serving as our President and CEO. The Board may increase or decrease the size of the Board as it deems appropriate to function effectively as a body, subject to the Company’s Articles of Association. In addition, our Corporate Governance Guidelines require that all members of the committees of the Board must be independent directors. The Board has the following three standing committees: the Audit and Finance Committee; the Compensation and Human Capital Committee; and the Corporate Governance and Nominating Committee.
Limit on Other Public Company Directorships
The Corporate Governance and Nominating Committee regularly monitors shareholders’ views on the appropriate number of public company boards on which directors may serve, which the Board takes into consideration each year as it reviews its Corporate Governance Guidelines. We believe that Board service on other public companies’ boards provides us valuable governance and leadership experience and additional beneficial insights. The Board also recognizes that public board service requires significant time commitment and attention. Therefore, under our Corporate Governance Guidelines: (i) non-executive directors may not serve on the board of more than four other public companies without the prior approval of the Board; (ii) non-executive directors who serve as an executive officer of a public company may not serve on the board of more than one other publicly held company without the prior approval of the Board; and (iii) no member of the Audit and Finance Committee may serve on more than two other public company audit committees.
Non-employee directors who are being considered to serve on other public company boards are reviewed by the Corporate Governance and Nominating Committee to determine whether the new board service is compatible with continued service on the Board.
Further, pursuant to our Corporate Governance Guidelines, our CEO may not serve on the board of more than two other public companies. Our CEO and other members of senior management must seek Corporate Governance and Nominating Committee approval before accepting board memberships with for-profit entities.

Board Evaluation
The Corporate Governance and Nominating Committee assists the Board in evaluating its performance and the performance of the Board Committees. Each Committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.
The Corporate Governance and Nominating Committee annually reviews the evaluation process, including the evaluation format and appropriate topics. In 2023, Mr. Hachigian led the evaluation process as the independent Chair of the Board. One-on-one interviews with individual directors are conducted to ensure thoughtful, candid feedback.
Board Advisors
Each Committee may, under its charter, retain its own advisors to assist in carrying out their responsibilities.
Executive Sessions
Our non-employee directors meet privately in regularly scheduled executive sessions with our independent Chair, without management present, to consider such matters as the non-employee directors deem appropriate. These executive sessions are required to be held no less than four times each year, but are regularly held at each Board meeting and as part of most Committee meetings.
Board Refreshment and Diversity
We believe Board membership should reflect diversity in its broadest sense, and we believe that such diversity is in the best interests of the Company, its employees, its shareholders and the communities it serves. In considering candidates for director, the Board, with the support of the Corporate Governance and Nominating Committee, takes into account a broad range of factors such as skills, expertise, breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements and experience in matters affecting business and industry, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature.
The Board periodically reviews and assesses its composition and takes into consideration factors that may impact Board turnover and refreshment. To promote regular refreshment, the Corporate Governance Guidelines include a policy that provides that each non-employee director must retire at the AGM immediately following the completion of 10 years of service as a director of the Board. Two directors are retiring at the end of their present term and Mr. Hachigian received a one-year waiver, given his role as independent chair, to facilitate succession planning and based on his extensive public company board and CEO experience, including for another Irish public limited company, extensive board experience, and institutional knowledge, especially with the retirement of two other long-tenured directors.
In the last three years, we refreshed four of our Board positions with highly qualified and independent directors. Currently, six of the eight directors on our Board are gender and/or ethnically diverse directors, with four women directors and two racially or ethnically diverse directors. Further, as far as tenure, we believe the composition of the Board reflects a good balance of new and experienced directors, allowing the Board to benefit from fresh perspectives while ensuring we retain the knowledge and experience of longer-serving directors.
Director Nomination Process
The Corporate Governance and Nominating Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the diversity and composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own or with the assistance of management, a search firm or others, identifies candidates with those qualifications.
Shareholders may recommend candidates for consideration for Board membership by sending the recommendation to the Corporate Governance and Nominating Committee, in care of the Corporate Secretary, and may also nominate directors for membership on the Board by following the notice and procedural requirements outlined on page 87. Candidates recommended by shareholders are evaluated by the Corporate Governance and Nominating Committee in the same manner as director candidates identified by any other means.
Director Onboarding and Education
All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations so that they can enhance their contributions and strategic value to the Board. We have an onboarding program for new directors and periodically review and update the orientation materials and program to ensure that new directors gain a good understanding of our business, operations, and values in an effective, meaningful manner. Further, we provide continuing education opportunities for all directors, including membership with the National Association of Corporate Directors. In addition, the non-employee directors have access to management and other employees as a means of providing additional information.
Application of Non-U.S. Corporate Governance Codes
Our Corporate Governance Guidelines and general approach to corporate governance, as reflected in our Memorandum and Articles of Association and our internal policies and procedures, are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not listed on the Irish Stock Exchange and, therefore, are not subject to the listing rules of the Irish Stock Exchange or any of its governance standards or guidelines.

DIRECTOR INDEPENDENCE
Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has determined that our current directors and director nominees, except Mr. Stone, who is our President and CEO, are independent under applicable NYSE listing standards and our Corporate Governance Guidelines. The Board has determined that none of the non-employee directors were found to have a direct or indirect material relationship with the Company.
In addition, the Board has determined that each of the members of the Audit and Finance Committee and Compensation and Human Capital Committee meets the heightened independence requirements specific to audit committee and compensation committee membership, respectively, as set forth under applicable SEC rules and NYSE listing requirements.

SHAREHOLDER OUTREACH AND ENGAGEMENT
The Allegion Board of Directors and management are committed to robust corporate governance practices and operating a sustainable business with its shareholders, customers, end users and employees all in mind. Allegion believes that engaging with shareholders and other key stakeholders about governance and sustainability issues is essential to a governance program. Allegion has an ongoing shareholder engagement program, focused on maintaining an open dialogue with shareholders on key items around the Company’s governance practices, compensation philosophy, strategy, and sustainability initiatives. This engagement is in addition to the extensive engagement our investor relations team, chief executive officer and chief financial officer have with shareholders on a regular basis to discuss the Company’s financial performance, seamless access strategy, capital allocation priorities and other topics of interest.
Allegion’s engagement strategy is a year-round endeavor overseen by the Board of Directors, the Corporate Governance and Nominating Committee, and the Compensation and Human Capital Committee. This outreach program includes off-cycle engagements in the spring and fall with shareholders and proxy advisor firms. The results of these engagements are reviewed with the Board and committees on a regular basis. We then also consider shareholder feedback in our periodic review of our governance practices.
Since our last AGM in June 2023, the Company reached out to more than its top 25 shareholders and had corporate governance and sustainability engagement discussions with shareholders holding over 40% of the Company’s outstanding equity, in addition to the Company’s engagement with its shareholders and other stakeholders via its other methods of stakeholder engagement described below. Topics discussed in engagement calls over the last year included, the Company’s progress on board refreshment and succession planning, the correlation between the board’s skills and experience and the Company’s long term strategy, the Company’s adoption of an ESG scorecard, the Board’s risk oversight, particularly around cybersecurity, the Company’s goals around corporate and environmental sustainability, and the Irish specific governance proposals by virtue that the Company is an Irish public limited company listed on the NYSE.

Shareholder Engagement Highlights

Engaged through: ✓ Quarterly earnings calls ✓ Investor conferences ✓ Individual investor meetings ✓ AGM ✓ Shareholder outreach program ✓ Periodic Investor Day events ✓ ESG related reports
Engagements include:
✓ Chair, President and CEO
✓ CFO
✓ Investor Relations Team
✓ Corporate Secretarial departments
✓ Non-employee directors through the AGM
✓ Subject matter experts around environmental,
      governance and social issues

Engaged with: ✓ Institutional investors ✓ Retail shareholders ✓ Pension funds ✓ Proxy advisory firms ✓ Industry associations and thought leaders	Information shared through: ✓ SEC filings including 10-K, 10-Q, 8-K and Proxy Statement ✓ Quarterly earnings calls ✓ Press releases ✓ Company website ✓ Corporate Sustainability Engagement Presentations
How we responded:

▪We split the CEO and Chair of the Board roles and appointed independent director Kirk Hachigian as our non-executive Chair, upon the retirement of our prior CEO at the end of 2022.
▪In 2023, we updated our Annual Incentive Plan to include an ESG scorecard for executive officers measured against certain quantitative ESG metrics.
▪In 2024, we adopted an enhanced clawback policy, in addition to a clawback policy that we adopted in accordance with Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corresponding NYSE listing standards, that gives the Company the discretion to clawback incentive compensation, including time based awards, if a recipient is terminated for cause.
▪We have refreshed our Board by adding four new highly qualified directors, including through the Company’s director retirement policy, over the last three years. As a result, 75% of our Board is either gender or ethnically diverse.
▪We adopted additional reporting metrics and disclosure in our ESG report around the Company’s environmental ambitions. We continue to update our ESG disclosures in response to stakeholder feedback and to highlight the steps we have taken and continue to take to deliver on our strategy.

COMMUNICATION WITH DIRECTORS
Shareholders and other interested parties wishing to communicate with members of the Board, individually or as a group, including the Chair individually or a specified Committee or group, such as the non-employee directors as a group, may do so either by sending a communication to the Board and/or a particular Board member, in care of the Corporate Secretary at our registered office address Block D, Iveagh Court, Harcourt Road, Dublin 2, D02 VH 94, Ireland, or by e-mail at allegionboard@allegion.com. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines is required to be directed to the attention of the Board or such individual director. Our Corporate Secretary may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints or that contain inappropriate or offensive content will not be communicated to the Board or any director or committee. The Board or any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

CODE OF CONDUCT
We have adopted a worldwide Code of Conduct, which applies to all our officers, employees and directors. The Code of Conduct meets the requirements of a “code of ethics” as defined by item 406(b) of Regulations S-K, as well as the requirements of a “code of business conduct and ethics” under NYSE listing standards. The Code of Conduct covers topics including, but not limited to, avoiding conflicts of interest, maintaining confidentiality of information, working with suppliers, preventing bribery and corruption, avoiding insider trading, and complying with laws and regulations. A copy of our Code of Conduct is available on our website located at www.allegion.com. Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers will be posted on our website.

RELATED PERSON TRANSACTIONS
We have a written related person transaction policy with respect to the review and approval of any transactions with related persons. Under this policy, all related person transactions are prohibited unless approved by the disinterested members of the Corporate Governance and Nominating Committee in accordance with the policy.
In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, requires that all employees, officers and directors must disclose all potential conflicts of interest and promptly take actions to eliminate a conflict when the Company so requests.
A copy of our Related Person Transaction Policy is available on our website located at www.allegion.com.
Since January 1, 2023, there have been no transactions which we were a participant or will be a participant, in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

ANTI-HEDGING/ANTI-PLEDGING POLICY AND OTHER RESTRICTIONS
We prohibit our directors, executive officers and other employees from: (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of our securities; and (ii) engaging in any form of short-term speculative trading in our securities.
Directors, executive officers and other employees are also prohibited from pledging our securities as collateral for a loan or holding our securities in a margin account. There are no directors or executive officers who hold any Company securities that are pledged.

COMMITTEES OF THE BOARD
The Board’s role is to oversee the management and governance of the Company and to monitor senior management’s performance. The Board has three standing committees to help carry out its duties: the Audit and Finance Committee; the Compensation and Human Capital Committee; and the Corporate Governance and Nominating Committee. Each committee operates in accordance with the corresponding charter, copies of which are available on our website, www.allegion.com.
The Board has determined that the Chair and each member of all three Committees are “independent” for purposes of the applicable rules and regulations of the SEC, as defined in the NYSE listing standards and our Corporate Governance Guidelines. In addition, the Board has determined that each member of the Compensation and Human Capital Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.
Members of all three Committees, including each of the Committee Chairs, are independent.
The following table sets forth the current membership for each Board Committee:

	Audit and Finance	Compensation and Human Capital	Corporate Governance and Nominating
Kirk S. Hachigian	✓	✓	Chair
Susan L. Main*	✓	✓	✓
Steven C. Mizell	✓	Chair	✓
Nicole Parent Haughey	✓	✓	✓
Lauren B. Peters*	Chair	✓	✓
Ellen Rubin	✓	✓	✓
Dean I. Schaffer**	✓	✓	✓
John H. Stone
Dev Vardhan	✓	✓	✓
Martin E. Welch III**	✓	✓	✓
* Audit Committee Financial Expert ** Messrs. Schaffer and Welch will serve on these committees until their retirement at the 2024 AGM.

Audit and Finance Committee
The Audit and Finance Committee has oversight over the following:
▪Integrity of the Company’s financial statements, including its accounting policies and financial reporting and disclosure practices;
▪Adequacy of the system of internal controls within the Company to support the financial and business environment;
▪Management of the Company’s financial resources and major financial strategies and transactions;
▪Company’s processes to assure its compliance with all applicable laws, regulations and corporate policy;
▪Qualification and independence of the Company’s independent auditors; and
▪Performance of the Company’s internal audit function and independent registered public accounting firm.
Key Responsibilities
Financial Reporting
▪Review and discuss with management the annual audited and quarterly financial statements, as well as disclosures under our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, with management and the independent registered public accounting firm.
▪Discuss with the independent registered public accounting firm the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC.
▪Review and discuss with management and the independent registered public accounting firm the earnings release, financial information and earnings guidance provided to analysts and rating agencies.
Financing
▪Consider and recommend to the Board approval of the Company’s annual financing plan, including its projected capital structure and funding requirements.
▪Consider and recommend to the Board any share purchases and the dividends to be paid on our ordinary shares.
▪Consider and recommend to the Board issuances of equity and/or debt securities, or authorizations for other financing transactions, including bank credit facilities.
Accounting
▪Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices.
▪Review significant accounting and reporting issues, including recent professional and regulatory pronouncements.
Independent Auditors
▪Retain or replace the Company’s independent registered public accounting firm and approve all engagement fees and terms.
▪Review, at least annually, the qualifications and performance of the independent registered public accounting firm, including the lead audit partner, and approve their fees.
▪Review and discuss with the independent registered public accounting firm all relationships that would be thought to bear on the objectivity and independence of the independent registered public accounting firm.
▪Review and approve all auditing services to be performed by the independent registered public accounting firm.
▪Approve in advance non-audit services and related fees to be performed by the independent registered public accounting firm.
▪Set hiring policies for employees or former employees of the independent registered public accounting firm.

Risk Oversight and Internal Audit
▪Discuss with management and the independent auditors the Company’s policies regarding risk assessment and risk management, and consider and approve the Company’s risk management activities.
▪Consider and approve the Company’s policy for investment of excess cash.
▪Obtain and review periodic reports of the investment performance of the Company’s pensions and savings benefit plans.
▪Review periodically (at least annually) the objectives, activities, organizational structure, budget, staffing and qualifications of the internal audit function.
▪Review the appointment and replacement of the senior internal audit executive and establish and maintain a direct reporting relationship with such executive.
Internal Controls
▪Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting, including results of internal control reviews of information technology, cybersecurity and privacy controls and procedures.
▪Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting, and obtain from the independent auditors an attestation and report on the assessment made by management.
▪Review the Company’s disclosure controls and procedures and management’s assessment of them.
Legal and Compliance
▪Review with the Chief Compliance Officer: (i) ethics and compliance metrics approved by the Audit and Finance Committee; (ii) the annual report on the Company’s overall ethics and compliance program; and (iii) the Company’s periodic ethics and compliance risk assessment.
▪Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
▪Review with the General Counsel any legal matters, including litigation and regulatory matters, which could have a significant impact on the Company’s financial statements, operations or reputation.
Other Duties
▪Review and assess the adequacy of the Audit and Finance Committee Charter and the Audit Services Charter annually.
▪Review periodically (at least annually) with the senior tax executive all tax matters affecting the Company’s financial performance.
▪Prepare and issue the report of the Audit and Finance Committee required by the rules of the SEC to be included in the Company’s Proxy Statement.
▪Report to the Board regularly including with respect to all significant issues discussed and make recommendations to be acted upon by the Board.
▪Conduct an annual evaluation of the performance of the Audit and Finance Committee.
▪Perform any other activities consistent with the Audit and Finance Committee Charter, the Company’s Articles of Association and governing law, as the Audit and Finance Committee or the Board deems necessary or appropriate.
Audit Committee Financial Literacy
The Board has determined that each of the members of the Audit and Finance Committee meets the financial literacy requirements set forth under applicable NYSE listing standards, as interpreted by the Board in its business judgement, and that each of Ms. Main and Ms. Peters qualifies as an audit committee financial expert as defined under applicable SEC rules and NYSE listing requirements.

Compensation and Human Capital Committee (the “Compensation Committee”)
Key Responsibilities
▪Establish our executive compensation philosophy, strategies, policies and programs to enable the Company to attract, retain, deploy and motivate key talent necessary to meet current and future needs of the enterprise, and to ensure the Company’s compensation policies and programs are aligned with shareholder interests (including total shareholder return) and company performance as compared to relevant peer group companies.
▪Review and approve the compensation, including salary, annual incentives, long-term incentives, equity-based awards and all other executive benefits for the CEO. The Compensation and Human Capital Committee then reports the CEO actions taken to the full Board.
▪Has sole authority to determine the CEO’s corporate goals and objectives relevant to their compensation and evaluate their performance against those goals and objectives.
▪Review and approve compensation, including salaries, annual incentives, long-term incentives, equity-based awards and all other executive benefits for all executive officers.
▪Review and approve executive compensation and benefit programs including the Company’s executive incentive compensation plans, equity-based plans and executive pension and welfare plans.
▪Review broad-based employee benefit programs and recommend to the Board proposals for adoption, significant amendment or termination of such plans.
▪Review the potential risks associated with our compensation policies, incentive plans and programs, and whether such policies, plans and programs incentivize unnecessary and excessive risk taking. Review any material, non-recurring discretionary bonus pool programs for broad employee groups.
▪Exercise all powers and discretion vested in the Board under our equity compensation plans, including the authority to grant awards.
▪Assist the Board in its oversight of our key programs, policies and strategies related to its management of human capital resources, including recruitment, development and retention of personnel, talent management, and diversity, equity and inclusion.
▪Oversee the succession and development plans (including succession plans for emergencies) for the CEO and other executive officers. For clarity, succession and development planning (including for emergencies) for the CEO will be overseen by the independent members of the Board unless all independent directors are also members of the Compensation and Human Capital Committee.
▪Approve the content of CIC plans or arrangements for employees.
▪Issue a report to the shareholders as required by the rules of the SEC for inclusion in our proxy statement.
▪Conduct an annual evaluation of the Compensation and Human Capital Committee’s performance.
▪Review and assess the adequacy of the committee’s charter, at least annually, and recommend proposed changes to the Board.
▪Perform any other activities consistent with the Compensation and Human Capital Committee Charter, the Company’s Articles of Association and governing law, as the Compensation and Human Capital Committee or the Board deems necessary or appropriate.
For a discussion concerning the processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, please see the discussion under “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee (the “Corporate Governance Committee”)
Key Responsibilities
▪Consider and review, at least annually, our corporate governance guidelines and make recommendations to the Board for changes which the Corporate Governance and Nominating Committee deems appropriate.
▪Consider and recommend the size, functions and needs of the Board in order to ensure that the Board has the requisite leadership, skills and expertise and that its membership consists of individuals with sufficiently diverse and independent backgrounds.
▪Review and recommend candidates to fill new positions or vacancies on the Board consistent with the criteria set forth in our Corporate Governance Guidelines and such other criteria which the Corporate Governance and Nominating Committee deems appropriate. The Corporate Governance and Nominating Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Corporate Governance and Nominating Committee shall have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including the sole authority to approve the fees payable to such search firm and any other terms of retention.
▪Review Board candidates and other proposals recommended by shareholders.
▪Propose director nominees for election or re-election for recommendation by the Board to the shareholders.
▪Consider questions of independence and possible conflicts of interest of members of the Board, as well as executive officers.
▪Review and recommend Chairs and members of the Board committees, giving consideration to the requirements of the Committee Charters, our Corporate Governance Guidelines and such other factors which the Corporate Governance and Nominating Committee deems appropriate.
▪Review and make recommendations on the conduct of Board, Board committee and shareholder meetings.
▪Review and recommend non-employee director compensation.
▪Review and recommend director term and retirement policies.
▪Nominate individuals for election by the Board as corporate officers.
▪Review and approve outside board memberships of the CEO and other members of senior management with for-profit entities.
▪Assist the Board in its oversight of our corporate sustainability and ESG initiatives, strategies, goals and performance.
▪Oversee the evaluation of the performance of the Board, Board committees and management.
▪Conduct an annual evaluation of the performance of the Corporate Governance and Nominating Committee.
▪Review and assess the adequacy of the committee’s charter, at least annually, and recommend proposed changes to the Board
▪Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board.
▪Perform any other activities consistent with this Charter, the Company’s Articles of Association and governing law, as the Corporate Governance and Nominating Committee or the Board deems necessary or appropriate.

Board, Committee and Annual Meeting Attendance
The Board and its committees held the following number of meetings during fiscal year ended 2023:

Board	7
Audit and Finance Committee	14
Compensation and Human Capital Committee	5
Corporate Governance and Nominating Committee	5
Each of the directors nominees attended at least 75% of the Board meetings and Committee meetings on which he or she served during the time that he or she served during 2023. Ms. Main and Ms. Rubin were both appointed to the Board during the 2023 calendar year, and Board and Committee meetings held prior to their respective appointments are not included for purposes of attendance calculations.
We expect all director nominees to attend the AGM, but from time to time, other commitments may prevent all directors from attending the meeting. All of the directors who were serving at the time attended the 2023 AGM.

CORPORATE SUSTAINABILITY HIGHLIGHTS
Our Board, together with its three standing Committee, oversees the Company’s corporate sustainability strategy, policies, environmental, social and governance (“ESG”) goals, initiatives, performance and reporting. The ESG Council provides regular updates to the Corporate Governance and Nominating Committee and is chaired by an ELT member and is comprised of leaders and subject matter experts across multiple functions provides regular updates to the Board’s Corporate Governance and Nominating Committee. The purpose of the ESG Council is to support our ongoing commitment to corporate sustainability matters, including health and safety, corporate responsibility, employee engagement, DEI and environmental sustainability by:
▪Developing our strategy related to corporate sustainability matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect the Company’s business activities, performance and reputation;
▪Establishing long-term corporate sustainability goals and ensuring internal and external visibility to progress toward those goals;
▪Overseeing integration of strategically significant corporate sustainability policies into the business operations and strategy; and
▪Assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters.
Our corporate sustainability initiatives align with prominent standards and frameworks to meet the needs of our business and stakeholders. Established in 2021, our materiality matrix is based on a survey conducted with key stakeholders, including our Board, leadership team, employees, investors, suppliers, customers and community partners. This matrix and our initiatives are informed by the Sustainability Accounting Standards Board (SASB) framework for the Electrical & Electronic Equipment industry classification, which in turn, has been referenced by the Task Force on Climate-Related Financial Disclosures (TCFD) as an appropriate framework by which to fulfill TCFD recommendations. As part of our continuous improvement process, we will continue to evaluate evolving ESG standards and recommendations as they apply to our business.
Our cross-functional ESG Council meets regularly throughout the year to review and evaluate the effectiveness and scope of our ESG strategy, policies, goals, initiatives, and key performance indicators, and then assesses progress against our goals. The ESG Council also engages with third party consultants for additional input and expertise.
To recognize the importance of ESG to the Company’s strategy, business activities, performance and reputation, in 2023, the Company adopted an ESG scorecard, which is incorporated into its Annual Incentive Plan for its executive officers, and the Company’s performance against certain quantitative ESG metrics will factor into the executive officers’ individual performance scores.
Additional information about our materiality matrix, efforts, policies, goals and key achievements are available on our website at www.allegion.com, which is updated periodically to reflect our latest corporate sustainability initiatives and progress.

We are committed to conducting business in a safe, environmentally responsible and sustainable manner, in compliance with all applicable EHS laws and regulations - and in a manner that helps promote and protect the health and safety of our environment. This commitment is congruent with our values which include: “Be safe, be healthy,” “Do the right thing,” and “Be empowered and accountable.” We regularly monitor our facilities and processes to comply with environmental standards and regulations. We seek to operate our business with principles that support our proactive commitment, including:
▪Integrate sound EHS and sustainability strategies in all elements of our business functions, including objectives and measurements;
▪Conduct periodic, formal evaluation of our compliance status and annual review of objectives and targets;
▪Create a workplace culture where everyone at Allegion is responsible for safety;
▪Expect managers and supervisors to lead by example to ensure a safe, healthy and environmentally friendly workplace;
▪Train and expect our associates to understand the EHS and sustainability issues associated with their jobs and that they are empowered to report unsafe conditions;
▪Associates understand they have a duty to protect themselves, their co-workers and the environment, which is accomplished through EHS and sustainability consultation and participation during program development and/or program implementation;
▪Make continuous improvements in EHS and sustainability management systems and performance, including the reduction in the usage of natural resources, waste minimization, prevention of pollution and prevention of workplace accidents, injuries and risks;
▪Design, operate and maintain our facilities in a manner that minimizes negative EHS and sustainability impacts;
▪Use of materials responsibly, including, where feasible, the recycling and reuse of materials; and
▪Act in a way that shows sensitivity to community concerns about EHS and sustainability issues.
We take the management of climate-related risks and sustainability seriously and have set goals to strive for reductions in greenhouse gas (“GHG”) emissions intensity, water usage, and total waste to landfill, both year-over-year and as compared to our baseline year (2020). We also aim to achieve carbon neutral emissions globally by 2050 and have set interim targets to make progress toward that goal, and we support the United Nations Sustainable Development Goal to take urgent action on climate change.
We have a dedicated environmental program that is designed to reduce the utilization and generation of hazardous materials during the manufacturing process as well as to remediate identified environmental concerns. We are currently engaged in site investigations and remediation activities to address environmental cleanup from past operations at current and former production facilities. We also regularly evaluate our remediation programs and consider alternative remediation methods that are in addition to, or in replacement of, those we currently utilize based upon enhanced technology and regulatory changes.
We are proud that our EHS efforts and performance are recognized publicly. In 2021, we received the renowned Robert W. Campbell Award from the National Safety Council, which recognizes commendable leadership and excellence in integrating EHS management into the company’s business operating systems. In 2022, we were among the notable companies honored with a SEAL Business Sustainability Award, in recognition of our proactive water reduction project implemented across two of our production facilities in the Baja region of Mexico.

Conflict Minerals
As a leading global provider of security products and solutions that keep people safe, secure and productive, we offer an extensive and versatile portfolio of mechanical and electronic security products. While we are many layers removed from the mining of conflict minerals and do not directly purchase raw ore or unrefined conflict materials, we seek to responsibly source materials. We also expect our suppliers to source conflict minerals responsibly and to provide sufficient data, including supporting due diligence records.
Our Conflict Minerals policy and approach are posted on our website at www.allegion.com and our Conflict Minerals Report is filed annually with the SEC as part of Form SD.

CORPORATE CITIZENSHIP
We are committed to being a good corporate citizen globally as well as creating a positive employee environment. We are also honored to support our global communities, not just with our vision to provide seamless access and a safer world, but also through the passion and service of our people. Consistent with our value to “Serve Others, Not Yourself,” we encourage and empower our employees to identify local needs and make a difference where they live and work.
Each year, our employees around the world are proud to directly support organizations and initiatives through donations, engagement and thousands of hours, collectively, of volunteerism in the communities where we live and thrive. Our community impact projects span safe and secure housing, hunger relief, domestic violence shelters, support for educators, schools and children facing health and social challenges, STEM and mentoring programs and many more needs identified by our local operations. In addition, many employees serve in volunteer board and committee leadership positions, strengthening their local non-profits.
We also encourage our employees to embrace a culture that emphasizes safe and healthy lifestyles, both at home and at work. From benefits programs for healthy choices, physical activity, stress management and mental health, healthy snacks and a focus on heart health to on-site fitness and employee-led initiatives, health is a focus at Allegion.
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following is a list of executive officers of the Company as of April 1, 2024.
John H. Stone. See his director biography on page 11.
Michael J. Wagnes, age 50, has served as our Senior Vice President and Chief Financial Officer since March 2022. Mr. Wagnes served as our Vice President and General Manager, Commercial Americas from 2020 to 2022 and as our Vice President – Investor Relations and Treasury from 2016 to 2020.
Jeffrey N. Braun, age 64, has served as our Senior Vice President and General Counsel since 2014. Mr. Braun also served as Secretary from July 2022 to February 2023 and from 2018 to 2020.
Timothy P. Eckersley, age 62, has served as our President, International and Senior Vice President, Allegion since June 2023. Mr. Eckersley served as our Senior Vice President – Allegion International from 2021 to June 2023 and Senior Vice President – Americas from 2013 to 2020.
Jennifer L. Hawes, age 42, has served as our Senior Vice President – Chief Human Resources Officer since February 2023. Ms. Hawes served as our Vice President – Chief Human Resources Officer from 2022 to February 2023, as our Vice President, HR – Total Rewards and Global Talent from 2020 to 2022, Vice President, Global Talent from 2018 to 2020, and Vice President, Human Resources – Americas from 2016 to 2018.
David S. Ilardi, age 45, has served as our Senior Vice President – Allegion Americas since March 2022. Mr. Ilardi served as our General Manager, Allegion Home from 2019 to 2022 and Regional Vice President Sales, Central Region from 2017 to 2019.
Tracy L. Kemp, age 56, has served as our Senior Vice President – Chief Information and Digital Officer since December 2020. Ms. Kemp served as our Senior Vice President – Chief Customer and Digital Officer from 2019 to 2020 and Senior Vice President and Chief Information Officer from 2015 to 2019.

Robert C. Martens, age 53, has served as our Senior Vice President – Chief Innovation and Design Officer since December 2019 and Futurist and President of Allegion Ventures since 2017.
Nickolas A. Musial, age 43, has served as our Vice President, Controller and Chief Accounting Officer since March 2022. Mr. Musial served as our Vice President of Finance, Allegion Americas from 2017 to 2022.
Vincent M. Wenos, age 57, has served as our Senior Vice President – Chief Technology Officer since June 2019. Mr. Wenos served as our Vice President – Global Technology and Engineering from 2018 to 2019 and as both Vice President – Americas Engineering and Vice President – Global Mechanical Products from 2016 to 2018.
No family relationship exists between any of the above-listed executive officers or directors of the Company.

COMPENSATION OF DIRECTORS
Director Compensation
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on the Board. The Corporate Governance and Nominating Committee, in consultation with FW Cook (the independent compensation consultant retained by the Compensation and Human Capital Committee), periodically reviews the compensation level of our non-employee directors and makes recommendations to the Board. Employee directors do not receive any additional compensation for serving as a director.
The Company’s 2023 non-employee director compensation program consists of the below elements:

Compensation Element	Compensation Value
Annual Cash Retainer	$150,000
Chair Annual Cash Retainer	$75,000
Audit and Finance Committee Chair Cash Retainer (a)	$15,000
Compensation and Human Capital Committee Chair Cash Retainer (a)	$12,000
Corporate Governance and Nominating Committee Chair Cash Retainer (unless also serving as the Chair) (a)	$10,000
Additional Meetings or Unscheduled Planning Session Fees (b)	$1,500 (per meeting or session)
Annual Grant of RSUs (vests after one year as long as the director remains on the Board) (c)	$115,000
Chair Annual Grant of RSUs (vests after one year as long as the Chair remains on the Board)	$75,000
(a) Effective as of the 2024 AGM, the annual grant of RSUs will be increased to $130,000, the cash retainers for the Audit and Finance Committee Chair and the Compensation and Human Capital Committee will be increased to $25,000 and the Corporate Governance and Nominating Committee Chair will be increased to $15,000 unless the Chair is also the Chair of the Board of Directors. These adjustments were made as a result of a recommendation from the independent compensation consultant to the Corporate Governance and Nominating Committee to better align with the market median.
(b) The Board has five regularly scheduled meetings each year. Under the Company’s Corporate Governance Guidelines, the Audit and Finance Committee meets at least five times a year, the Compensation and Human Capital Committee meets at least four times a year, and the Corporate Governance and Nominating Committee meets at least three times a year.
(c) If a director is appointed to the Board of Directors during the year, the newly appointed Director will receive a pro rata equity grant based on the number of days the director will actually serve before the next AGM.

Share Ownership Requirement
To further align the interests of our directors with our shareholders, the Board has a policy providing that our non-employee directors are expected to own ordinary shares with a value equal to three times their annual cash retainer, subject to a reasonable transition period following their initial appointment as a director. Non-employee directors must hold any ordinary shares acquired until their share ownership guideline is met and must thereafter retain ordinary shares having such value until their retirement or departure from the Board. All of our non-employee directors were in compliance with or on track to achieve compliance with these obligations as of December 31, 2023. The CEO, in their capacity as an executive officer of the Company, is required to hold six times his or her salary as further described in the CD&A.
Director Product Program
In order for our non-employee directors to develop a deeper understanding of our products and services, we maintain a product program that permits our non-employee directors to receive, upon request, up to $2,000 of our products and services for their personal (including immediate family) use in any fiscal year. This $2,000 allowance covers the value of the applicable products (based on the costs to the Company) and any costs associated with the installation of the product. In the event the total costs of the product and related installation exceeds $2,000, the non-employee director shall reimburse us for the excess amount.
2023 Director Compensation
The compensation paid or credited to our non-employee directors for the fiscal year ended December 31, 2023, is summarized in the table below. As an employee director, Mr. Stone did not received any additional compensation for his service as director.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Kirk S. Hachigian	253,000	190,010	3,363	446,373
Susan L. Main(c)	49,875	85,633	—	135,508
Steven C. Mizell	165,000	147,677	3,363	316,040
Nicole Parent Haughey	153,000	190,056	3,363	346,419
Lauren B. Peters	168,000	217,432	3,363	388,795
Ellen Rubin(c)	110,555	132,456	—	243,011
Dean I. Schaffer	153,000	115,045	3,363	271,408
Dev Vardhan	153,000	184,252	3,513	340,765
Martin E. Welch III	153,000	115,045	3,363	271,408
(a)The amount represents the aggregate grant date fair value of the RSUs granted to our non-employee directors on June 8, 2023 and certain non-employee directors on December 8, 2023, all computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. In December 8, 2023, the Board approved off-cycle grants for those directors that were appointed to the Board outside of the AGM, and the amounts granted reflect the pro rata amount of days the director served until the AGM where the director was elected. As of December 31, 2023, Mr. Hachigian held 1,683 unvested RSUs in relation to his annual RSU grant awarded in 2023. As of December 31, 2023, Mr. Mizell, Ms. Parent Haughey, Ms. Peters, Mr. Schaffer, Mr. Vardhan, and Mr. Welch held 1,019 unvested RSUs in relation to the annual RSU grant awarded in 2023. As of December 31, 2023, Ms. Rubin held 1,019 unvested RSUs in relation to the annual grant awarded in 2023, as well as 159 unvested RSUs in relation to a one-time off-cycle grant on December 8, 2023. As of December 31, 2023, Ms. Main held 782 unvested RSUs in relation to a one-time off-cycle grant on December 8, 2023.
(b)Amounts in this column include: (i) dividend equivalent payments of $1,706.85 to each Mr. Hachigian, Mr. Mizell, Ms. Parent Haughey, Ms. Peters, Mr. Schaffer, Mr. Vardhan, and Mr. Welch upon the vesting of their stock (RSU) awards; (ii) Irish tax preparation fees of $1,655.85 each for Mr. Hachigian, Mr. Mizell, Ms. Parent Haughey, Ms. Peters, Mr. Schaffer, Mr. Vardhan and Mr. Welch; and (iii) director product program reimbursement of $150.00 for Mr. Vardhan. The aggregate amount of perquisites and other personal benefits received by each non-employee director in 2023 was less than $10,000 for each such non-employee director.
(c)Ms. Main and Ms. Rubin were appointed on September 9, 2023 and April 13, 2023, respectively, and the amounts above were pro-rated based on their time of service.

Proposal 2

Advisory Vote on Executive Compensation

2	Advisory Vote to Approve Executive Compensation
The Company is seeking a non-binding advisory vote to approve the compensation of its Named Executive Officers, as described in the Compensation Discussion and Analysis beginning on page 38 and the Summary Compensation Tables beginning on page 58.
The Board of Directors unanimously recommends a vote FOR the advisory vote to approve executive compensation, and for the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Company’s Proxy Statement.”
The primary objectives of our executive compensation program are to:
▪Create and reinforce our pay-for-performance culture;
▪Align the interests of management with our shareholders and other stakeholders;
▪Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay;
▪Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and
▪Integrate with our performance management process of goal setting and formal evaluation.
By following these objectives, we believe that our compensation program for NEOs is strongly aligned with the long-term interests of our shareholders.
At our 2020 AGM, we held an advisory vote seeking how frequently we should submit our “say-on-pay” proposal to shareholders (commonly referred to as a “say-on-frequency” proposal). Based on the results of such advisory vote, the Company will hold “say-on-pay” votes annually. We will re-evaluate this determination after the next shareholder advisory “say-on-frequency” vote (which will be at the Company’s 2026 annual meeting of shareholders unless presented earlier).

Vote required:	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote as abstentions and broker non-votes are not counted as a vote cast.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
This CD&A describes our executive compensation philosophy and the key elements of our executive compensation program, practices and processes, focusing on the executive pay decisions for our Named Executive Officers (“NEOs”) listed below for fiscal year 2023:

Name	Position
John H. Stone	President and Chief Executive Officer
Michael J. Wagnes	Senior Vice President and Chief Financial Officer
Timothy P. Eckersley	President, International and Senior Vice President, Allegion
David S. Ilardi	Senior Vice President - Allegion Americas
Robert C. Martens	Senior Vice President - Chief Innovation and Design Officer

EXECUTIVE SUMMARY
In this section, we highlight our 2023 performance and decisions made by the Compensation and Human Capital Committee to further our strategic objectives and to effectively align the interests of our NEOs with shareholders and other stakeholders.
2023 Allegion Performance
We celebrated Allegion’s 10th anniversary as a standalone company in December, closing out a record financial year. Overall, 2023 was a year of strong execution by the entire Allegion team. In the first half of the year, we finalized our acquisition of software-as-a-service workforce management company plano. In the second half, our corporate venture fund (Allegion Ventures) announced its largest investment to date – a $20 million investment in Ambient.ai, an artificial intelligence powered computer vision intelligence company that’s transforming enterprise security operations to prevent security incidents before they happen. These investments underscore our commitment to growth and meeting customer needs through innovative technologies as well as our strategic pillars like “deliver new value in access” and “be the partner of choice” – all of which also support our vision of enabling seamless access and a safer world. Core to our company’s present and future is our commitment to environmental, social and governance excellence. We have short-term and long-term goals that guide steady progress in sustainability and pride ourselves on having one of the safest work forces in the industry. Through employee engagement, diversity, equity and inclusion initiatives, as well as giving back to our communities, we’re creating a better workplace and a better world. Most recently, our Gallup survey results for employee engagement placed Allegion in the 74th percentile among our manufacturing peers. Our engagement journey is dynamic, and our passion for excellence propels us to continue investing in our employees’ well-being.
In addition to these key strategic accomplishments, the Company was also able to achieve record levels of financial performance related to our incentive plans as outlined below.

(1)    Adjusted EBITDA is a non-GAAP measure and is defined on page 48. It may be subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories.
(2)    Available Cash is a non-GAAP measure and is defined on page 48. It may be subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories.
(3)    EPS is calculated in accordance with GAAP, subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories.
Our record financial results led to a 141.66% of target financial performance score under the AIP for 2023 (subject to region- and individual-specific performance adjustments). While we achieved record EPS performance in 2023 (resulting in a 140% payout for this component of the PSU program) our three-year TSR performance was at the 21st percentile of our performance peer group (resulting in no payout for this component of the PSU program).

2023 NEO Compensation Actions
The target total direct compensation as approved by the Compensation and Human Capital Committee for our NEOs in fiscal year 2023 is outlined below. Compensation actions for our Named Executive Officers ranged from 4% to 38%.

NEO	Base Salary ($)	Annual Incentive Target Value ($)	Long-term Incentive Target Value ($)	Total Direct Compensation ($)
John H. Stone (1)	1,040,000	1,300,000	5,500,000	7,840,000
Michael J. Wagnes (1)	585,000	497,250	1,500,000	2,582,250
Timothy P. Eckersley (2)	551,200	413,400	830,000	1,794,600
David S. Ilardi (1)	495,000	371,250	745,000	1,611,250
Robert C. Martens (3)	460,000	276,000	550,000	1,286,000
(1)    Messrs. Stone, Wagnes, and Ilardi received meaningful increases in base salary, annual incentive target and long-term incentive target values to reflect continued growth in the role (following their recent appointments) and to better position the executives near the market median.
(2)    Mr. Eckersley received a 4% market adjustment in base salary.
(3)    Mr. Martens was not a NEO in the fiscal year ended December 31, 2022. As such, compensation adjustments are not shown.
Pay Mix
The pay mix is based on target total direct compensation (i.e., annual base salary, annual cash incentive and long-term incentive compensation at target) and excludes one-time awards. As illustrated in the charts below, a significant percentage of each NEO’s target total direct compensation was both performance-based and at-risk over the short- and long-term in accordance with our pay-for-performance compensation philosophy.

Consideration of 2023 Advisory Vote on Executive Compensation
When making decisions about the philosophy, objectives and elements of our executive compensation programs, the Compensation and Human Capital Committee considers the views of shareholders received during the shareholder engagement efforts more fully described in “Shareholder Outreach and Engagement” beginning on page 21 and as may be reflected in their annual advisory vote on our executive compensation (commonly referred to as a “say-on-pay” proposal). At our 2023 AGM, approximately 85% of the votes cast by our shareholders were voted “for” our “say-on-pay” proposal. During our engagement with shareholders in the fall of 2023 and spring of 2024, we generally received positive feedback our incentive compensation programs and as such no material changes were made to the overall design of our executive compensation programs for fiscal year 2023.

COMPENSATION PHILOSOPHY AND DESIGN PRINCIPLES
Compensation Philosophy and Executive Compensation Program Objectives
Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of our strategic business objectives and long-term shareholder value creation. Our strategic business objectives in 2023 were built on four growth pillars: (i) build on our legacy; (ii) be the partner of choice; (iii) deliver new value in access; and (iv) operate with excellence. We strive to provide our NEOs with a compensation package that is aligned with the market median, with the expectation that above-target performance will result in above-median pay, and below-target performance will result in below-median pay.
The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are:

Create and reinforce our pay-for-performance culture
The compensation program is designed to align pay with individual and company performance. Exceptional performance results in increased compensation; below target performance results in reduced or no incentive pay. Annual reviews are conducted to ensure alignment of incentives to business results.

Align the interests of management with our shareholders and other stakeholders	A significant portion of executive compensation is equity based, and share ownership guidelines are utilized to incentivize delivery of long-term, sustainable growth.
Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay
Compensation is intended to be competitive with those organizations with which we compete for top talent. Highly skilled executives are essential to our long-term success and retention of talent is an important factor in the design of our compensation and benefit programs.

Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk	We strive to drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features to discourage excessive risk-taking.
Integrate with our performance management process of goal setting and formal evaluation	Target level goals are based on our strategy and Annual Operating Plan (“AOP”) and are considered challenging, yet achievable, as appropriately established for each year.

Maintaining Best Practices Regarding Executive Compensation
We have adopted the following compensation practices, which are intended to promote strong governance and alignment with shareholder (and other stakeholder) interests:

Practices we DO have		Practices we DON’T have

✓	Incentive award metrics that align pay to strategic business performance measures	x	Repricing of options without shareholder approval
✓	Directors and executives must comply with robust share ownership requirements, with all directors and executives in compliance, or on track to achieve compliance, with these obligations	x	Hedging or pledging transactions, speculative transactions, or short sales by executive officers or directors
✓	Maintain enhanced incentive compensation clawback / recoupment policies	x	Automatic single-trigger equity vesting upon a change in control
✓	Severance benefits triggered only upon a qualifying termination following a change-in-control	x	Excessive perquisites
✓	Significant percentage of executive compensation target opportunity is contingent on performance measured against pre-established performance goals	x	Excessive severance benefits or other non-performance-based compensation
✓	Conduct competitive benchmarking to ensure executive pay is aligned to market	x	Employment agreements with defined term lengths
✓	Independent compensation consultant is retained by and reports to the Compensation and Human Capital Committee	x	Uncapped incentive compensation opportunities
✓	Annual Say-on-Pay vote by shareholders	x	Tax gross-ups under change-in-control agreements

HOW WE MAKE COMPENSATION DECISIONS
Decision Making Process
The Compensation and Human Capital Committee reviews and discusses the performance of the CEO and makes determinations regarding his compensation. For other NEOs, the CEO considers their individual performance and contributions and makes compensation recommendations to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee reviews and discusses these and adjusts them as it deems appropriate before approving. In making compensation decisions, the Compensation and Human Capital Committee uses several resources and tools, including the advice of its independent compensation consultant, assessment of competitive market information and peer group data, Company and individual performance, and accumulated and potential equity holdings.
Use of Comparator Groups for Pay and Performance
The Compensation and Human Capital Committee uses two comparator groups as part of its executive compensation process. The “Compensation Benchmarking Peer Group” is used to assess the market competitiveness of our NEOs’ target total direct compensation opportunities, and the “Performance Peer Group” is used to evaluate our relative TSR performance, one of the performance measures utilized in our LTI program.

Compensation Benchmarking Peer Group
The Compensation and Human Capital Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against the Compensation Benchmarking Peer Group, which consists of companies that generally:
▪Are similar to us in terms of certain factors, including one or more of the following: size (i.e., revenue, market capitalization and growth characteristics), industry, lifecycle stage, and global presence; and
▪Have NEOs whose scope of responsibilities are comparable in terms of breadth and complexity.
The Compensation and Human Capital Committee reviews the Compensation Benchmarking Peer Group on an annual basis and determines, with input from its independent compensation consultant, whether any changes are appropriate. This annual review ensures that the peer group companies remain appropriate from a business and talent perspective.
The Compensation Benchmarking Peer Group for 2023 compensation decision making is comprised of the following 20 companies, which is unchanged from 2022:

Acuity Brands	Diebold	Lennox International	Rockwell Automation
ADT Inc.	Fortive Corporation	Masco Corp	Roper Technologies
A.O. Smith	Fortune Brands Home & Security	Masonite International	Trimble Inc.
Belden	Hubbell	National Instruments Corp	Vivint Smart Home, Inc.
Carlisle Companies	Keysight Technologies	Owens Corning	Zebra Technologies Corp
Changes to the Peer Group for 2024
In September 2023, the Compensation and Human Capital Committee reviewed the peer group with the assistance of its independent compensation consultant. The Committee removed four existing peers (ADT, Diebold, Roper Technologies, and Vivint Smart Home) and added seven new companies, in each case, to better position the Company near the median for revenue and market capitalization and create a more robust peer group for compensation comparisons. This peer group is outlined below.

Acuity Brands	Graco*	Masonite International	Sensata Technologies*
A.O. Smith	Hubbell	National Instruments Corp	SPX Technologies*
Belden	Keysight Technologies	nVent Electric*	Trimble Inc.
Carlisle Companies	Lennox International	Owens Corning	Watts Water Technologies*
Fortive Corporation	Littelfuse*	Resideo Technologies*	Zebra Technologies Corp
Fortune Brands Home & Security	Masco Corp	Rockwell Automation
* New peer for 2024

Performance Peer Group
The Compensation and Human Capital Committee utilizes a performance peer group consisting of the companies in the S&P 400 Capital Goods Index (the “Performance Peer Group”). We believe the Performance Peer Group provides an appropriate measure of our relative TSR performance because it contains companies that operate in similar industries and are subject to similar macro-economic factors.
Role of the Independent Compensation Consultant
The Compensation and Human Capital Committee has the authority to obtain advice and assistance from independent advisors and to determine their fees and terms of engagement. The Compensation and Human Capital Committee engaged WTW as our independent compensation consultant for the first half of the year. In August 2023, the Committee engaged FW Cook as its independent compensation consultant following a robust process.
Each year, the Compensation and Human Capital Committee evaluates the independence and quality of the services provided by its independent compensation consultant. In reviewing WTW and FW Cook’s engagement for 2023, the Compensation and Human Capital Committee considered the factors set forth in the applicable SEC rules and determined that WTW and FW Cook were independent and that there were no conflicts of interest with respect to WTW and FW Cook’s work for the committee.
In 2023, WTW provided approximately $141,000 and FW Cook provided approximately $216,000 in services to the Compensation and Human Capital Committee and the Corporate Governance and Nominating Committee. WTW also provides certain benefits-related services to the Company, including retirement consulting, actuarial and outsourced pension administration. For these services, WTW received approximately $3.9 million. The Compensation and Human Capital Committee was aware of these other services provided by WTW and took these into account when making its independence determination for WTW.

COMPENSATION ELEMENTS
Primary Compensation Elements
The following table summarizes the key elements of our executive compensation program. All NEOs are eligible for each element.

	Salary	AIP	PSUs	Options	RSUs

Who Receives	All NEOs

Reason Granted	Attraction & Retention of Quality Talent	Drives annual performance and achievement to AOP	Motivate and reward on achievement to strategic business objectives and alignment with shareholders	Motivate to create shareholder value through participation in share price appreciation	Facilitate Retention

When Granted / Received	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance /Service period	Ongoing	1 year	3 years

How Payout is Determined	Compensation and Human Capital Committee approves	Formulaic; Compensation and Human Capital Committee approves	Formulaic; Compensation and Human Capital Committee approves	Stock price on exercise/vest date

Most Recent Performance Measure	n/a	Mix of financial and individual goals	EPS & relative TSR	Stock price appreciation

2023 COMPENSATION DECISIONS
The Compensation and Human Capital Committee annually reviews each element of target total direct compensation for our NEOs to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Benchmarking Peer Group and a review of other competitive market information and to ensure alignment with our compensation philosophy noted previously.
Base Salary
None of our NEOs receive automatic annual “merit” increases to their base salaries. Instead, the Compensation and Human Capital Committee annually considers the competitive factors previously noted along with each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s achievements relative to core competencies and key corporate values as well as the competitiveness in the market, in making future base salary decisions.
In April 2023, adjustments were made to the base salaries of each Named Executive Officer to better align with the applicable market median for each position and to reflect the performance of each executive. Messrs. Stone and Eckersley received 4% market adjustments. Messrs. Wagnes and Ilardi received more meaningful increases to base salary to better position each executive near the market median.

NEO	2022 Base Salary ($)	2023 Base Salary ($)	Increase (%)
John H. Stone	1,000,000	1,040,000	4%
Michael J. Wagnes	500,000	585,000	17%
Timothy P. Eckersley	530,000	551,200	4%
David S. Ilardi	450,000	495,000	10%
Robert C. Martens (1)	—	460,000	—%
_____________
(1)Prior year amounts are not shown for Mr. Martens as he was not a NEO in the fiscal year ended December 31, 2022.
Annual and Long-Term Incentives
The following table shows year-over-year changes in the 2023 annual and long-term target incentive opportunities for certain of the NEOs. The Compensation and Human Capital Committee increased 2023 target incentive opportunities for Messrs. Stone, Wagnes, Eckersley and Ilardi to maintain alignment with our compensation philosophy and design principles and to align with market median.

NEO	2022 Target AIP (% of Base Salary)	2023 Target AIP (% of Base Salary)	Target AIP Increase (%)	2022 Target LTI ($)	2023 Target LTI ($)	Target LTI Increase ($)
John H. Stone	125	125	—	4,500,000	5,500,000	1,000,000
Michael J. Wagnes	75	85	13.3	1,000,000	1,500,000	500,000
Timothy P. Eckersley	70	75	7.1	825,000	830,000	5,000
David S. Ilardi	65	75	15.4	600,000	745,000	145,000
Robert C. Martens (1)	—	60	—	—	550,000	—
_____________
(1)Prior year amounts are not shown for Mr. Martens as he was not a NEO in the fiscal year ended December 31, 2022.

2023 ANNUAL AND LONG-TERM INCENTIVE PLAN DESIGNS AND PAYOUTS
Annual Incentive Plan

Annual Incentive Plan Design
The AIP provides NEOs an opportunity to earn a cash incentive tied to both our financial performance, including profitable revenue growth and the delivery of strong cash flow, and their individual contributions over a one-year performance period. Individual AIP payouts are calculated as the product of (i) base salary, (ii) target percentage of base salary, (iii) the financial performance score and (iv) the individual performance score (including application of the ESG Scorecard modifier). The AIP requires that we achieve defined and objective financial performance goals before participants become eligible for an award and in no case will a NEO’s AIP award exceed 200% of the target percentage. The individual performance score multiplier can range from 0 to 150%, subject to the 200% overall cap on the AIP award. In addition, the Compensation and Human Capital Committee has established an aggregate cap on the individual performance component equal to 10% of the aggregate earned financial performance payment for all active Company executive officers, including NEOs (the Individual Performance Pool Cap). The individual performance component for all NEOs can be modified + / - 3% based on the Company’s performance against a corporate sustainability / ESG Scorecard adopted by the Compensation and Human Capital Committee at the beginning of the year. The ESG Scorecard modifier does not increase the Performance Pool Cap.

Base Salary	X	Target Percentage	X	Financial Performance Score	X	Individual Performance Score (including ESG Scorecard modifier)	=	AIP Award

Financial Performance
The financial performance score is based on achievement of financial metrics established annually by the Compensation and Human Capital Committee during the first quarter of the fiscal year. The financial metrics align with key elements of the Board-approved AOP. Executives serving in a corporate role are measured based on the corporate financial metrics. Regional business leaders (i.e., SVP - Americas and President - International) are measured based on a combination of corporate (45%) and regional (55%) financial metrics. We believe this combination focuses regional business leaders on achieving the pre-established objectives for their business unit as well as aligning their interests with corporate goals to help create sustainable shareholder value.
The financial performance score is calculated as follows for 2023:

Corporate
Adjusted Revenue	+	Adjusted EBITDA	+	Available Cash Flow (ACF)	=	Financial Performance Score
(1/3 Weight)		(1/3 Weight)		(1/3 Weight)

Regions
Adjusted Revenue	+	Adjusted Operating Income (OI)	+	Operating Cash Flow (OCF)	=	Financial Performance Score
(1/3 Weight)		(1/3 Weight)		(1/3 Weight)

Our 2023 AIP metrics and goals along with adjusted performance for our NEOs are reflected below:

	Corporate
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Adjusted Revenue(1) ($)	Adjusted EBITDA(2) ($)	ACF(2) ($)
Threshold	3,462	747	417	50%
Target	3,644	830	490	100%
Maximum	3,826	872	539	200%
Adjusted Actual Performance	3,651	858	516
Weighted Financial Achievement	34.57%	55.76%	51.32%	141.66%

	Americas
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Adjusted Revenue(1) ($)	Adjusted OI(2) ($)	OCF(3) ($)
Threshold	2,746	679	595	50%
Target	2,891	754	744	100%
Maximum	3,035	792	781	200%
Adjusted Actual Performance	2,914	803	766
Weighted Financial Achievement	38.63%	66.67%	53.31%	158.60%

	International
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Adjusted Revenue(1) ($)	Adjusted OI(2) ($)	OCF(3) ($)
Threshold	704	92	86	50%
Target	766	102	107	100%
Maximum	804	107	112	200%
Adjusted Actual Performance	737	97	117
Weighted Financial Achievement	25.61%	24.17%	66.67%	116.45%
(1)     Adjusted revenue is the revenue of the Company or business unit, as applicable, calculated in accordance with U.S. GAAP, subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories as further described below.
(2)     We report our financial results in our annual report on Form 10-K and our quarterly reports on Form 10-Q in accordance with U.S. GAAP. Within the earnings press releases filed on Form 8-K accompanying our annual and quarterly reports, we also present operating income (“OI”) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, adjusted EBITDA (a non-GAAP measure) and available cash flow (“ACF”, a non-GAAP measure). Our pre-established financial targets described above for Adjusted OI, Adjusted EBITDA and ACF may be further adjusted subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories as further described below.
(3)     Operating cash flow is Adjusted OI for the regional business unit as defined in (2), adjusted for non-cash expenses and changes in net working capital, less capital expenditures subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories as further described below.

The Compensation and Human Capital Committee reviews the financial performance following the end of the fiscal year and determines the financial performance score. The Compensation and Human Capital Committee has adopted pre-established categories of potential formulaic adjustments for items causing significant differences from the assumptions contained in the AOP, including, but not limited to, the financial performance of any business acquired during the performance period, costs associated with Board-approved acquisitions or divestitures, unusual or non-recurring gains or losses, changes in applicable accounting principles, and Board-approved business restructurings or material interruptions (including facility closures, severance, professional fees or work stoppage). These potential adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions that support the AOP, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth. As a result of these permissible adjustments, amounts shown above may differ as compared to our 2023 Form 10-K and other filings. These pre-established financial targets (and results) are relevant only to our executive compensation program and should not be used or applied in other contexts.

Individual Performance and ESG Scorecard
Individual objectives are established annually for the NEOs and include strategic initiatives with both financial and non-financial metrics. Participants are evaluated based upon their achievements relative to pre-established non-financial metrics including core competencies and key corporate values. The Compensation and Human Capital Committee believes that this design, combining objective and measurable financial goals and adjusting for individual performance, reinforces a culture that recognizes team achievement and individual contributions. At the end of each year, the CEO evaluates performance against the pre-established individual objectives for officers other than himself and submits a recommendation to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee evaluates the CEO’s performance against his pre-established individual objectives. Based on the Compensation and Human Capital Committee’s evaluation of the CEO and the CEO’s recommendations, the Compensation and Human Capital Committee determines and approves the individual performance score for each officer.
In addition, at the beginning of the year, the Compensation and Human Capital Committee established an ESG Scorecard that measures the Company’s performance against certain internal environmental, people and safety goals integral to the Company’s corporate sustainability strategy. Depending on the Company’s performance against the metrics contained within the ESG Scorecard, the individual performance scorecards will be adjusted upwards or downwards by as much as 3%.
In 2023, the Company’s ESG Scorecard metrics focused on:
•People: Tied to the Company’s employee engagement targets,
•Environment: Tied to carbon reduction targets, and
•Safety: Tied to employee health and safety targets.
All goals / metrics used by the Company in the ESG Scorecard are quantitative metrics validated using existing internal audit processes used by the Company in establishing and reporting on its ESG strategy and framework goals, which can be found on the Company’s website at www.allegion.com/ESG.

Results of Individual Performance Evaluations and ESG Scorecard Modifier
In determining the individual performance score for each NEO’s AIP award, the Compensation and Human Capital Committee considers pre-established individual performance objectives, and then evaluates actual performance relative to these objectives to determine an overall performance score. No specific weighting of individual objectives was used, although particular emphasis is given to meeting key financial goals such as business profitability, growth and efficient capital allocation.
Based on the Company’s achievement against the ESG Scorecard in 2023, the Compensation and Human Capital Committee assessed performance at target and therefore there was no upward or downward adjustment applied to the NEO’s individual performance scores.

2023 AIP Awards
The Compensation and Human Capital Committee approved the following AIP awards for our NEOs:

NEO	2023 AIP Target (A)($)	Financial Performance Score (B)	AIP Earned from Financial Performance (C)=(A)x(B) ($)	Individual Performance Score (including ESG Scorecard modifier) (D)	2023 AIP Award (E)=(C)x(D) ($)
John H. Stone	1,300,000	141.66%	1,841,580	110%	2,025,738
Michael J. Wagnes	497,250	141.66%	704,404	100%	704,404
Timothy P. Eckersley	413,400	127.79%	528,284	120%	633,941
David S. Ilardi	371,250	150.98%	560,513	115%	644,590
Robert C. Martens	276,000	141.66%	390,982	100%	390,982
Messrs. Stone, Eckersley and Ilardi received individual performance factors in excess of target. Mr. Stone’s assessment recognizes the Company’s record financial performance and leadership in evolving the business strategy and creating a high-performing culture. Mr. Eckersley established and advanced the Global Software Solutions business and drove meaningful productivity improvements amidst challenging markets in the international business. Mr. Ilardi led the achievement of exceptional financial performance, exceeding pre-determined goals, along with strategic realignment of our operations and supply chain functions being embedded into the Americas.
Long-Term Incentive Plan

Long-Term Incentive Plan Design
The long-term incentive plan provides NEOs an opportunity to earn an equity incentive tied to our financial performance over a three-year performance period and is comprised of PSUs, stock options, and RSUs. We grant executives a mix of equity awards in order to provide an effective balance between incentivizing and rewarding long-term financial performance and retention. LTI targets are expressed in dollar amounts which are converted to a number of shares based on the fair value of the award on the grant date.

Award Type	Portion of Grant	Alignment with Shareholders
PSUs	50%	Designed to motivate and reward executives for achievement of a financial goal based on our strategic business objectives and align NEOs with shareholder interest by rewarding value creation over the long-term by positioning 50% of the opportunity to EPS performance and the other 50% to relative TSR
Options	25%	Designed to motivate NEOs to create shareholder value by allowing NEOs to participate in share price appreciation over the long-term
RSUs	25%	Designed to facilitate NEO retention.
Performance Stock Units (PSUs):
PSUs are tied 50% to our absolute EPS (from continuing operations) goal and 50% to relative TSR as compared to the Performance Peer Group companies over a three-year performance period. PSUs vest at the end of the three-year performance period and the NEO will earn a number of shares based upon achievement of the performance levels shown below. If TSR is not positive over the performance period, payout cannot exceed the target level for the TSR portion of the award. Such TSR review will occur after the conclusion of the final year of the performance period.

EPS Performance(1)	% of Target PSUs Earned(2)
Below Threshold	No award earned
Threshold	50%
Target	100%
Maximum	200%

TSR Performance Relative to S&P 400 Capital Goods Index	% of Target PSUs Earned(2)
< 25th Percentile	No award earned
25th Percentile	50%
50th Percentile	100%
>= 75th Percentile	200%
(1)    EPS is calculated in accordance with GAAP, subject to formulaic adjustment by the Compensation and Human Capital Committee based on pre-approved categories.
(2)    Results are interpolated between percentiles achieved. The Compensation and Human Capital Committee retains the authority and discretion to make downward adjustments to the calculated PSU award payouts regardless of actual performance.
Dividend equivalents are accrued on outstanding PSU awards at the same time and at the same rate as dividends paid to shareholders. Dividend equivalents are not earned until the PSUs vest and are payable in cash at the time of vesting. The actual dividend equivalents paid are determined by the actual number of PSUs earned at the end of the performance period.
Stock Options and Restricted Stock Units:
Stock options and RSUs are considered by the Compensation and Human Capital Committee to be “at risk” performance-based compensation and aligned with our shareholders’ interests over the long term. Stock options are considered “at-risk” because there is no value unless the stock price appreciates during the term of the option. RSUs are considered at-risk because the ultimate value of the shares underlying the award will fluctuate based on our stock price performance. RSUs provide strong retentive value, while still providing alignment with shareholder value creation.
Both stock options and RSUs granted annually to our NEOs vest ratably in three equal annual increments over a three-year period beginning on the first anniversary of the grant date. Stock options expire on the tenth anniversary of the grant date. Dividend equivalents are accrued on outstanding RSU awards at the same time and at the same rate as dividends are paid to shareholders. Dividend equivalents on RSUs are only payable if the underlying RSU award vests. At the time of vesting, one ordinary share is issued for each RSU and any accrued dividend equivalents are paid in cash. No dividend equivalents are payable on unvested or exercisable stock options.

2023 Annual Equity Awards
In the first quarter of 2023, the Compensation and Human Capital Committee approved the target annual LTI award values for each NEO as shown in the following table. The actual value of the 2023-2025 awards will depend upon our performance relative to pre-established performance goals and price of our ordinary shares at the time the awards are settled.

NEO	PSU (at Target) ($)	PSU (at Target) (#)	Stock Option Award ($)	Stock Option Award (#)	RSU Award ($)	RSU Award (#)
John H. Stone	3,054,835	24,425	1,375,011	40,850	1,375,061	12,213
Michael J. Wagnes	833,216	6,662	375,006	11,141	375,038	3,331
Timothy P. Eckersley (1)	461,008	3,686	207,514	6,165	207,503	1,843
David S. Ilardi	413,857	3,309	186,274	5,534	186,336	1,655
Robert C. Martens (2)	305,546	2,443	137,501	4,085	137,585	1,222
_____________
(1)Mr. Eckersley also received an off-cycle performance-based equity award on April 12, 2023. See “2023 Additional Equity Award Considerations” below.
(2)Mr. Martens also received two off-cycle RSU awards on February 24, 2023 for achievement of goals related to a retention agreement executed prior to becoming an NEO. See “2023 Additional Equity Award Considerations” below.

2023 Additional Equity Award Considerations
Performance-Based Equity Award for Mr. Eckersley
In the first quarter of 2023, the Compensation and Human Capital Committee approved an additional performance-based equity award for Mr. Eckersley in the amount of $1,500,017 (14,701 shares) due to his expanded responsibilities for the oversight of the Global Software Solutions business in addition to his responsibilities as SVP, Allegion International. This award is tied to specific goals around 1) building a global commercial software and solutions business; 2) accelerating investment and growth in the global software solutions business; and 3) establishing the focus, direction and operational governance model necessary for the businesses’ success. Payouts under the program can range from 0% to 150% of target with 1/2 of the payout tied to performance as of February 2024, 1/3 of the payout tied to performance as of February 2025, and 1/6 of the payout tied to the performance as of February 2026.
Based on the performance outlined below, the Committee elected to pay the February 2024 component at 100.5% of target.

Weighting	Performance Metric	Achievement Score
10% Organization Development	Establish organization, communication vision, and lead change management across new team and supporting functions	150%
30% International Business Objectives	Successfully integrate new acquisition and exceed 2023 AOP revenue	100%
30% Americas Business Objectives	Software ARR exceeding pre-determined targets	95%
30% Global Platform Objectives	Progress made in establishing global platform exceeding pre-determined targets	90%

Performance-Based RSU Award for Mr. Martens
Mr. Martens received a retention award in 2019 to incentivize achievement of strategic goals related to the Allegion Venture Fund and growth in electronics. As such there were two pillars:
Return On Investment Capital (“ROIC”) performance at the end of 4 years (2019-2022 with February 2023 grant date):

Threshold 10% ROIC:	50% of target ($100,000)
Target 15% ROIC:	100% of target ($200,000)
Maximum 20% ROIC:	200% of target ($400,000)
Based on achievement of 124% ROIC for the Allegion Venture Fund, Mr. Martens was awarded $400,000 in RSUs, which vested on February 24, 2024.
The second component of the award focused on Allegion’s growth in electronics, new ecosystems / business models, and strategic partnerships. Based on the Compensation and Human Capital Committee’s assessment that Mr. Martens achieved or exceeded key objectives tied to these areas, the Committee issued an RSU award of $100,000 in February 2023, which vested on February 24, 2024.

PSU Payouts for 2021 - 2023 Performance Period
The PSUs earned for the 2021-2023 performance period were based on the Company’s (i) EPS performance against pre-established goals and (ii) TSR performance relative to the Peer Performance Group companies, with each of these performance metrics weighted at 50%. For the 2021-2023 performance period, our EPS attainment was 107%, resulting in a payout of 140% and our TSR performance was below the threshold goal resulting in no payout. The performance metrics, when combined, resulted in an overall payout of 70% of target.

Performance Metric	Threshold	Target	Maximum	Actual	% Earned of Performance Metric	Final Payout %
EPS(1) (50%)	$6.12	$6.48	$7.64	$6.94	140	70
TSR (50%)	25th percentile	Median	>= 75th percentile	21st percentile (3.6% TSR)	—
(1)    EPS is calculated in accordance with GAAP, and was adjusted according to the pre-established adjustments noted previously and addressed: (i) restructuring charges and acquisition and integration expenses, including non-cash charges for certain purchase accounting adjustments; (ii) amortization of acquired intangible assets; and (iii) non-cash impairment charges for finite-lived intangible assets. In addition, consistent with prior year, the Compensation and Human Capital Committee made an adjustment to exclude the non-cash fair value remeasurement losses related to Allegion Ventures investments.
As a result of the foregoing performance, the PSUs vested at 70% of target, with our NEOs earning the following shares with respect to the PSUs previously granted to them for the 2021-2023 performance period.

NEO	Target PSUs Awarded (#)	PSUs Earned (#)
John H. Stone (1)	—	—
Michael J. Wagnes	459	322
Timothy P. Eckersley	2,749	1,925
David S. Ilardi	207	145
Robert C. Martens	2,177	1,524
_____________
(1)    Mr. Stone was hired in 2022 and not awarded PSUs for the 2021-2023 performance period.

2024 TOTAL DIRECT COMPENSATION AT TARGET
The Compensation and Human Capital Committee annually reviews the total direct compensation at target for each NEO. Based on recommendations from our CEO and in accordance with our compensation philosophy, the Compensation and Human Capital Committee approved the 2024 total direct compensation at target for all continuing NEOs, as shown in the table below. The increases ranged from 0% to 14% (5% on average) based on our assessment of individual performance and each executive’s positioning relative to the market data.

NEO	2024 Base Salary ($)	2024 AIP (as a % of Base Salary)	2024 Long-term Incentive Target Value ($)	2024 Total Direct Compensation ($)
John H. Stone	1,040,000	125	5,500,000	7,840,000
Michael J. Wagnes	605,000	85	1,500,000	2,619,250
Timothy P. Eckersley	570,000	75	900,000	1,897,500
David S. Ilardi	550,000	75	875,000	1,837,500
Robert C. Martens	475,000	60	575,000	1,335,000

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION PROGRAMS
Stock ownership
Under the policy adopted by the Compensation and Human Capital Committee, the CEO and executive officers reporting to the CEO must hold Company ordinary shares in an amount representing a multiple of their base salary as follows:

Position	Ownership Requirement as Multiple of Base Salary	Additional Details
CEO	6x
Compliance must be achieved by the 5th anniversary of appointment.
Directly owned shares, shares held by immediate family members, unvested RSUs and shares invested in the EDCP count toward the minimum ownership requirement. Options and unvested PSUs are excluded.
All of our NEOs were in compliance with or on track to achieve compliance with these obligations as of December 31, 2023.

CFO	3x
Senior Vice Presidents	2x
Vice Presidents	1x
Clawback Policies
In 2023, the Company adopted a clawback policy in accordance with Rule 10D-1 of the Exchange Act and the corresponding NYSE listing standards that requires, among other things the recoupment of erroneously paid incentive compensation to current and former executive officers (as defined in Rule 10D-1), including our NEOs, in the event of a financial restatement.
In addition, the Company has an enhanced clawback / recoupment policy where the Company has the discretion to recoup cash and/or equity incentive compensation paid to any participant of the Company’s AIP or LTI plans if 1) the financial restatement was a result of fraud or intentional misconduct of such employee or 2) if such individual’s employment was terminated by the Company for cause. The expanded clawback provisions apply to all incentive compensation, including time-based awards, and is not limited to erroneously paid incentive compensation.
Policy Regarding Hedging Stock Ownership
We prohibit our directors, executive officers, which includes our named executive officers, from hedging their ownership of our ordinary shares. See the section entitled “Corporate Governance - Anti-Hedging / Anti-Pledging Policy and Other Restrictions” for our policy on margin accounts and pledging of our shares.

Retirement Programs and Other Benefits
A qualified defined contribution 401(k) plan called the Employee Savings Plan (“ESP”) is available for the U.S. salaried and hourly non-union workforce. The ESP provides a dollar-for-dollar match on the first 6% of the employee’s eligible contributions to the ESP. The ESP has a number of investment options and is a retirement savings program. We also maintain qualified and nonqualified defined benefit pension plans intended to provide fixed benefits upon retirement based on the individual’s age and number of years of service, however, these plans are closed to new participants. Refer to the Pension Benefits table on page 63 for additional details on these plans and those NEOs that are eligible to participate.
Employees who were actively employed prior to July 1, 2012 were given a one-time choice between continuing to participate in the defined benefit plan until December 31, 2022 or moving to an enhanced version of the ESP effective January 1, 2013 under which they would receive an employer core contribution of 2% of eligible pay in addition to the matching contribution and no longer accrue benefits under the defined benefit plan after December 31, 2012. Employees hired on or after July 1, 2012 were automatically covered under the enhanced version of the ESP and do not participate in the defined benefit plan. Employees hired after December 1, 2013 are not eligible for the 2% employer core contribution. Effective as of December 31, 2022, accruals in the qualified defined benefit plan ceased for all employees, except to the extent of any collective bargaining agreements. Employees whose accruals ceased in the qualified defined benefit plan effective December 31, 2022, began receiving an employer core contribution of 2% of eligible pay effective January 1, 2023.
The Company also offers a U.S. nonqualified, defined contribution plan called the Supplemental Employee Savings Plan (the “Supplemental ESP”). Please refer to the Executive Compensation section under the heading “Nonqualified Deferred Compensation” on page 64 for a description of the Supplemental ESP.
Through 2018, our nonqualified Executive Deferred Compensation Plan (“EDCP”) allowed eligible employees to defer receipt of a part of their annual salary, AIP award and PSU award. Cash deferrals were invested in select mutual fund investments and PSU award deferrals were required to be invested in our ordinary shares. As of January 1, 2019, this plan was frozen to new participants and deferrals. Please refer to the Nonqualified Deferred Compensation table for additional details on the deferred compensation plans.
Severance Arrangements
We have not adopted a formal severance policy that is specific to our NEOs and other executives. In connection with recruiting certain officers, we may enter into arrangements that provide for severance payments upon certain termination events, other than in the event of a change in control (which are addressed in our CIC Plan as described under the section “Change-In-Control Plan” below).
Change in Control Plan
All NEOs participate in the change in control plan (“CIC Plan”). The CIC Plan was adopted to mitigate the concern those involved in considering the transaction might otherwise be motivated to act in their own interests rather than the best interests of our shareholders and to assure continuity of management in circumstances that reduce or eliminate job security and might otherwise lead to accelerated departures. The CIC Plan provides cash severance benefits if a CIC occurs and an officer is terminated within two years for reasons other than cause. Cash severance benefits in the event of a qualifying termination will be based on an individually defined multiple ranging from 1.5 for executive officers to 3.0 for the CEO (the “Severance Multiple”). Individual cash severance benefits will include: (i) base salary in effect at termination times the Severance Multiple; (ii) current cash target incentive award times the Severance Multiple; and (iii) a target incentive award in the year of termination pro-rated for the portion of the performance cycle completed through the date of termination. Cash severance benefits under the CIC Plan will be reduced by severance-related benefits provided through any other Allegion severance program. In addition, participants in the CIC Plan will, in the event of a qualifying termination, receive continued health benefits for a term of years equal to the Severance Multiple and outplacement benefits of up to $25,000.
The CIC Plan does not provide for payment of, or reimbursement for, any tax payments or other tax gross ups related to the severance benefits. However, the CIC Plan does provide for cash severance benefits to be adjusted so participants will receive the better after tax benefit treatment (“Best of Net” approach) between (i) cash severance payments paid in full, with the executive responsible for all taxes incurred, or (ii) cash severance payments reduced to avoid triggering excise taxes.

Under the 2013 Incentive Stock Plan (the “2013 Stock Plan”) and 2023 Incentive Stock Plan (the “2023 Stock Plan”), outstanding unvested stock options and RSUs will not immediately vest and become exercisable or payable, as applicable, following a CIC if an alternate award is provided by the acquiring company. Such awards will immediately vest and become exercisable or payable, as applicable, if an alternate award is not provided. PSUs will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period.
Senior Executive Performance Plan
The Senior Executive Performance Plan (“SEPP”) is a shareholder approved plan that funds the annual cash incentive awards that may be granted to each of the NEOs under the AIP. Under the SEPP, the maximum amount of cash incentive that can be paid to the CEO is 1.5% of Consolidated OI from Continuing Operations, as defined in the SEPP, and the maximum amount of cash incentive that can be paid to any other covered executive is 0.6% of Consolidated OI from Continuing Operations. The Compensation and Human Capital Committee may exercise its discretion to pay less than the maximum amount to the NEOs, after considering the factors described in the AIP.
Tax and Accounting Considerations
The Company is subject to Section 162(m) of the Code, as amended, which limits deductibility of compensation in excess of $1 million paid to covered employees, including our NEOs. In determining compensation program designs, the Compensation and Human Capital Committee considers tax and accounting implications (e.g., Section 162(m) and 409A of the Code), and the Company adheres to these tax and accounting regulations as they are amended over time. While tax and accounting regulations are considered, the forms of compensation utilized and amounts are determined primarily by their effectiveness in creating maximum alignment between key strategic objectives and the interests of shareholders and other stakeholders.
Timing of Awards
In 2023, we granted annual equity awards following our earnings release for the fourth quarter and full year results for 2022. We intend to continue to regularly follow this practice. The equity grant date is never selected or changed to increase the value of equity awards for executives.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
We have reviewed and discussed with management the CD&A contained in this Proxy Statement.
Based on our review and discussion, we recommended to the Board that the CD&A be included in this Proxy Statement as well as the 2023 Form 10-K.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Steven C. Mizell (Chair)
Kirk S. Hachigian
Susan L. Main
Nicole Parent Haughey
Lauren B. Peters
Ellen Rubin
Dean I. Schaffer
Dev Vardhan
Martin E. Welch III

EXECUTIVE COMPENSATION
The following table provides certain information regarding the compensation earned by each of our NEOs for fiscal year 2023, and to the extent required under the SEC’s executive compensation disclosure rules, each of the fiscal years ended December 31, 2022 and 2021.

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John H. Stone(a)	2023	1,030,000	—	4,429,896	1,375,011	2,025,738	—	136,800	8,997,445
President and CEO	2022	480,769	1,250,000	5,500,100	2,000,016	—	—	94,593	9,325,478
Michael J. Wagnes(a)	2023	563,750	—	1,208,254	375,006	704,404	6,888	84,632	2,942,934
Senior Vice President and CFO	2022	473,941	—	784,458	250,020	324,712	—	66,732	1,899,863
Timothy P. Eckersley	2023	545,900	—	2,168,528	207,514	633,941	—	75,501	3,631,384
Senior Vice President - Allegion International	2022	522,615	—	647,200	206,277	202,694	—	83,112	1,661,898
	2021	500,000	—	1,962,994	150,015	572,924	—	67,236	3,253,169
David S. Ilardi(a)	2023	483,750	—	600,193	186,274	644,590	3,812	73,618	1,992,237
Senior Vice President - Allegion Americas	2022	416,497	—	470,747	150,012	295,507	—	64,534	1,397,297
Robert C. Martens(a)	2023	446,275	—	943,256	137,501	390,982	9,796	54,242	1,982,052
Senior Vice President - Chief Innovation and Design Officer
______________
(a)    Mr. Stone was appointed President and CEO, effective July 11, 2022. Mr. Wagnes was not an NEO in the fiscal year ended December 31, 2021. Mr. Ilardi was not an NEO in the fiscal year ended December 31, 2021. Mr. Martens was not a NEO in the fiscal year ended December 31, 2022 or 2021.
(e)    Stock Awards. Reflects the aggregate grant date fair value of PSU awards and any RSU awards granted during the respective fiscal year calculated in accordance with ASC Topic 718 and do not reflect amounts paid to or realized by the NEOs in respect of those awards. In determining the aggregate grant date fair value of the PSU awards, the awards are valued assuming target level performance achievement. If the maximum level performance achievement is assumed, the aggregate grant date fair value of the PSU awards granted in 2023 would be $6,109,670, $1,666,433, $3,172,041, $827,713 and $611,092 for Messrs. Stone, Wagnes, Eckersley, Ilardi and Martens, respectively. For a discussion of the assumptions made in determining the ASC 718 values, see Note 15, “Share-Based Compensation,” to our consolidated financial statements contained in the Company’s 2022 Form 10-K. Please see also the Grants of Plan-Based Awards table for additional details of the 2023 grants included in this column.
(f)    Option Awards. Reflects the aggregate grant date fair value of stock options granted during the respective fiscal year calculated in accordance with ASC 718 and do not reflect amounts paid to or realized by the NEOs in respect of those awards. For a discussion of the assumptions made in determining the ASC 718 values, see Note 15, “Share-Based Compensation,” to our consolidated financial statements contained in the 2023 Form 10-K.
(g)    Non-Equity Incentive Plan Compensation. Reflects the amounts earned for the respective fiscal year under our AIP program. AIP awards are paid in cash. For more information about our AIP program, please see the section entitled “2023 AIP Awards” within the CD&A.
(h)    Change in Pension Value and Nonqualified Deferred Compensation Earnings. Amounts reported in this column reflect the aggregate change in the actuarial present value of the accumulated benefits under our qualified defined benefit pension plan (the “Pension Plan”), Supplemental Pension Plan, KMP and EDCP, as applicable.

The change in pension benefits value is attributable to the additional year of service and age, the annual AIP award and any annual salary increase and any changes in the interest rates used to value the benefits. For Mr. Eckersley, the Key Management Plan decreased by $93,389, the Supplemental Pension Plan increased $40,399, and the Qualified Pension Plan increased $19,374. Since the aggregate change was negative, it was limited to $0 for 2023. For additional information, see the “2023 Pension Benefits” table later in this section. The plans do not permit above-market or preferential earnings on any nonqualified deferred compensation.
(i)    All Other Compensation. The following table summarizes the components of the amounts reported for each NEO in this column for fiscal year 2023:

Name	Company Matching Contributions ($)(1)	Other Benefits ($)(2)	Total ($)
John H. Stone	136,800	—	136,800
Michael J. Wagnes	71,077	13,555	84,632
Timothy P. Eckersley	59,888	15,613	75,501
David S. Ilardi	60,228	13,390	73,618
Robert C. Martens	39,937	14,305	54,242
_____________
(1)Represents matching contributions under our ESP and Supplemental ESP plans.
(2)The other benefits the NEOs received in 2023 represents: (a) patent award; (b) financial counseling services; (c) officer physical reimbursement program; and (d) product rebate program reimbursements, as relevant.

2023 GRANTS OF PLAN-BASED AWARDS
The following table provides certain information regarding plan-based awards granted to the NEOs during fiscal year 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John H. Stone
AIP	2/8/2023	650,000	1,300,000	2,600,000	—	—	—	—	—	—	—
RSUs	2/24/2023	—	—	—	—	—	—	12,213	—	—	1,375,061
PSUs (2023-2025)	2/24/2023	—	—	—	12,213	24,425	48,850	—	—	—	3,054,835
Options	2/24/2023	—	—	—	—	—	—	—	40,850	112.590	1,375,011
Michael J. Wagnes
AIP	2/8/2023	248,625	497,250	994,500	—	—	—	—	—	—	—
RSUs	2/24/2023	—	—	—	—	—	—	3,331	—	—	375,038
PSUs (2023-2025)	2/24/2023	—	—	—	3,331	6,662	13,324	—	—	—	833,216
Options	2/24/2023	—	—	—	—	—	—	—	11,141	112.590	375,006
Timothy P. Eckersley
AIP	2/8/2023	206,700	413,400	826,800	—	—	—	—	—	—	—
RSUs	2/24/2023	—	—	—	—	—	—	1,843	—	—	207,503
PSUs (2023-2025)	2/24/2023	—	—	—	1,843	3,686	7,372	—	—	—	461,008
Options	2/24/2023	—	—	—	—	—	—	—	6,165	112.590	207,514
PSU (1)	4/12/2023	—	—	—	—	14,701	22,052	—	—	—	1,500,017
David S. Ilardi
AIP	2/8/2023	185,625	371,250	742,500	—	—	—	—	—	—	—
RSUs	2/24/2023	—	—	—	—	—	—	1,655	—	—	186,336
PSUs (2023-2025)	2/24/2023	—	—	—	1,655	3,309	6,618	—	—	—	413,857
Options	2/24/2023	—	—	—	—	—	—	—	5,534	112.590	186,274
Robert C. Martens
AIP	2/8/2023	175,500	35,100	702,000	—	—	—	—	—	—	—
RSUs	2/24/2023	—	—	—	—	—	—	1,222	—	—	137,585
RSUs (2)	2/24/2023	—	—	—	—	—	—	3,553	—	—	400,032
RSUs (2)	2/24/2023	—	—	—	—	—	—	889	—	—	100,093
PSUs (2023-2025)	2/24/2023	—	—	—	1,222	2,443	4,886	—	—	—	305,546
Options	2/24/2023	—	—	—	—	—	—	—	4,085	112.590	137,501
_____________
(1)    Mr. Eckersley was awarded a PSU award in April 2023 valued at $1,500,017 for his expanded role as leader of the Global Software Solutions business. See page 52.
(2)    Mr. Martens received two RSU awards in February 2023 for achievement of goals related to a retention agreement executed prior to becoming an NEO. See page 53.

OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END
The following table shows, for each of the NEOs, all equity awards that were outstanding as of December 31, 2023.

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date (b)	Number of Shares or Units of Stock that have Not Vested (#)(c)	Market Value of Shares or Units of Stock that have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)(d)
John H. Stone	2/24/2023	—	40,850	112.590	2/24/2033	12,213	1,547,265	24,425	3,094,403
	8/1/2022	24,225	48,450	105.700	8/1/2032	52,035	6,592,314	—	—
Michael J. Wagnes	2/24/2023	—	11,141	112.590	2/24/2033	3,331	422,004	6,662	844,009
	2/17/2022	2,914	5,831	115.335	2/17/2032	1,446	183,194	4,336	549,328
	2/18/2021	1,334	667	109.140	2/18/2031	306	38,767	322	40,794
	2/20/2020	1,952	—	129.325	2/20/2030	—	—	—	—
	2/21/2019	1,597	—	88.080	2/21/2029	—	—	—	—
	2/22/2018	1,468	—	86.930	2/22/2028	—	—	—	—
	2/13/2017	1,716	—	71.835	2/13/2027	—	—	—	—
	2/16/2016	1,577	—	57.850	2/16/2026	—	—	—	—
Timothy P. Eckersley	4/12/2023	—	—	—		—	—	14,738	1,867,157
	2/24/2023	—	6,165	112.590	2/24/2033	1,843		3,686	466,979
	2/8/2023	—	—	—	—	6,511	824,879	—	—
	2/17/2022	2,404	4,811	115.335	2/17/2032	1,193	188,310	3,577	453,170
	2/18/2021	4,002	2,001	109.140	2/18/2031	458	96,418	1,925	243,878
	3/10/2021	—	—	—	—	2,171	456,934	—	—
	2/20/2020	5,855	—	129.325	2/20/2030	—	—	—	—
	2/21/2019	7,661	—	88.080	2/21/2029	—	—	—	—
	2/22/2018	7,046	—	86.930	2/22/2028	—	—	—	—
	2/13/2017	5,047	—	71.835	2/13/2027	—	—	—	—
David S. Ilardi	2/24/2023	—	5,534	112.590	2/24/2033	1,655	209,672	3,309	419,217
	2/17/2022	1,748	3,499	115.335	2/17/2032	868	109,967	2,602	329,647
	2/18/2021	600	301	109.140	2/18/2031	444	56,250	145	18,370
	2/20/2020	830	—	129.325	2/20/2030	—	—	—	—
	2/21/2019	728	—	88.080	2/21/2029	—	—	—	—
	2/22/2018	631	—	86.930	2/22/2028	—	—	—	—
	2/13/2017	549	—	71.835	2/13/2027	—	—	—	—
	2/16/2016	789	—	57.850	2/16/2026	—	—	—	—
Robert C. Martens	2/24/2023	—	4,085	112.590	2/24/2033	5,664	717,572	2,443	309,504
	2/17/2022	1,384	2,770	115.335	2/17/2032	687	87,036	2,060	260,981
	2/18/2021	3,168	1,584	109.140	2/18/2031	363	45,988	1,524	193,076
	2/20/2020	3,904	—	129.325	2/20/2030	—	—	—	—
	2/21/2019	639	—	88.080	2/21/2029	—	—	—	—
_____________
(a) Represents stock option awards. These awards become exercisable in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement.
(b)    Stock option awards expire on the tenth anniversary of the grant date.
(c)    Represents unvested RSUs. RSUs vest in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement except for Messrs. Stone and Eckersley. Mr. Stone’s RSUs granted on August 1, 2020 will vest 25% on each of the second and third anniversaries of the grant date, with the remaining 50% vesting on the fourth anniversary of the grant date. Mr. Eckersley’s RSU award granted February 8, 2023 represents PSUs that were converted to RSUs based on the achievement of pre-established goals for the 2020-2022 performance period. The award vested on March 10, 2024.
(d)    The market value was computed based on $126.69 per share, the closing market price of our ordinary shares on December 29, 2023, as reported on the NYSE.

(e)    PSUs generally vest upon the completion of a three-year performance period and the NEO’s continued employment. The number of shares received is based on achievement of performance goals as certified by the Compensation and Human Capital Committee. The amounts reported in this column represent the number of unvested and unearned PSUs based on the target performance level. In February 2024, the Compensation and Human Capital Committee certified the level of performance achievement with respect to the PSUs granted to certain NEOs in February 2021 relating to the performance period ended December 31, 2023, the number of shares reported in this table represent 70% of the target number of shares underlying the PSU awards, with the market value determined based on the closing market price of ordinary shares on December 29, 2023, as reported on the NYSE.
Mr. Eckersley was awarded PSUs in April 2023 as described on page 52. The Compensation and Human Capital Committee certified the level of achievement with respect to the PSUs due to vest based on performance in 2023. The number of shares reported represent 100.5% of the target shares for 2023.

2023 OPTION EXERCISES AND STOCK VESTED
The following table provides certain information regarding the exercise of stock options and the vesting of stock awards for each of the NEOs, as applicable, during the fiscal year ended December 31, 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John H. Stone	—	—	—	—
Michael J. Wagnes	—	—	1,421	167,556
Timothy P. Eckersley	—	—	4,423	504,644
David S. Ilardi	—	—	1,045	123,116
Robert C. Martens	—	—	2,807	331,682
(1) The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

2023 PENSION BENEFITS
Each of the NEOs (other than Mr. Stone) participate in one or more of the following defined benefit plans:
▪the Qualified Pension Plan;
▪the Supplemental Pension Plan; and
▪the KMP.
The Pension Plan is a funded, tax qualified, non-contributory defined benefit plan that covers eligible U.S. employees hired prior to July 1, 2012. The Pension Plan provides for normal retirement at age 65. A participant becomes vested in the benefit: (i) after five years of service, or (ii) while employed, the participant (a) attains age 65, (b) dies or (c) becomes disabled. The formula to determine the lump sum benefit under the Pension Plan is 5% of final average pay (the five highest consecutive years out of the last ten years of eligible compensation) for each year of credited service. A choice for distribution between various annuity options and a lump sum option is available. The Pension Plan was closed to new participants on July 1, 2012, and no further benefits will accrue to any Pension Plan participant for service performed after December 31, 2022. Certain participants made an election in 2012 to forego accruing further benefits for service performed after December 31, 2012, and, in lieu, receive a non-elective employer contribution equal to 2% of eligible compensation in the ESP. Messrs. Wagnes, Ilardi and Martens made this election. NEOs hired on July 1, 2012 through and including December 1, 2013 and eligible to participate in the ESP received the non-elective employer contribution. Employees whose accruals ceased effective December 31, 2022 in the Qualified Pension Plan, began receiving an employer core contribution of 2% of eligible pay in the ESP effective January 1, 2023.
The Supplemental Pension Plan is an unfunded, nonqualified, non-contributory defined benefit restoration plan. Since the IRS limits the annual compensation recognized when calculating benefits under the qualified Pension

Plan, the Supplemental Pension Plan restores what is lost in the Pension Plan due to these limits. The Supplemental Pension Plan covers all our employees who participate in the Pension Plan and who are impacted by the IRS’ compensation limits. A participant must meet the vesting requirements of the qualified Pension Plan to vest for benefits under the Supplemental Pension Plan. Benefits under the Supplemental Pension Plan are available only as a lump sum distribution after termination and paid in accordance with Section 409A of the Code. As a result of the 2012 changes to the Pension Plan, the Supplemental Pension Plan was closed to employees hired on or after July 1, 2012, and no further benefits will accrue to any Supplemental Pension Plan participant for service performed after December 31, 2022 or after December 31, 2012 to the extent the participant made an election to forgo accruing further benefits as previously described.
The KMP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan designed to replace a percentage of an employee’s final average pay based on the employee’s age and years of service at the time of retirement. Mr. Eckersley is vested in the KMP. Final average pay is defined as the sum of the employee’s current annual salary plus the average of the employee’s three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and AIP awards) are included in final average pay. The KMP provides a benefit pursuant to a formula in which 1.7% of an employee’s final average pay is multiplied by years of service (up to a maximum of 30 years) and then reduced by the value of other retirement benefits the employee will receive that are provided by us under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs at the earlier of the attainment of age 55 and the completion of 5 years of service or age 65. Benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code.
Pension Benefits
The table below represents the estimated present value of defined benefits for the plans in which each NEO participates.

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
John H. Stone (c)	—	—	—	—
Michael J. Wagnes	Qualified Pension Plan	6.75	49,770	—
	Supplemental Pension Plan	6.75	3,476	—
Timothy P. Eckersley	Qualified Pension Plan	15.17	239,917	—
	Supplemental Pension Plan	15.17	523,958	—
	KMP	16.17	2,370,840	—
David S. Ilardi	Qualified Pension Plan	10.50	29,383	—
Robert C. Martens	Qualified Pension Plan	12.00	91,430	—
____________
(a)For officers or managers first covered under the KMP plans prior to May 19, 2009 by Ingersoll Rand, a full year of service is credited for any year in which they work at least one day, otherwise, the number of years of credited service under the KMP is based on elapsed time (i.e., credit is given for each month in which a participant works at least one day). The number of years of credit service in the Qualified Pension Plan and Supplemental Pension Plan are based on elapsed time. No additional credited service will be earned under the Qualified and Supplemental Pension Plans effective December 31, 2022.
(b)The amounts in this column reflect the estimated present value of each NEO’s accumulated benefit under the plans indicated. The calculations reflect the value of the benefits assuming that each NEO was fully vested under each plan. The benefits were computed as of December 31, 2023, consistent with the assumptions described in Note 12, “Defined Benefit Plans,” to our consolidated financial statements contained in the 2023 Form 10-K.
(c)Mr. Stone does not participate in any Company defined benefit plan.

NONQUALIFIED DEFERRED COMPENSATION
The following is a description of our nonqualified deferred compensation plans.
The EDCP is a nonqualified plan that permitted certain employees, including the NEOs, to defer receipt of up to 50% of their annual salary and up to 100% of their AIP awards and PSU awards received upon commencement of employment. Elections to defer were made prior to the beginning of the performance period. Amounts deferred under the EDCP are unsecured contractual obligations that are paid from our general assets and are available to creditors in the event of the Company’s insolvency.
Participants are offered a range of investment options that best suit the participants’ goals, time horizon and risk tolerance. As of January 1, 2019, the EDCP was frozen to new participants and deferrals. Existing balances remain in place and will be subject to the elections on file. Participants have the ability to make distribution changes or investment elections for current deferred assets. Participants are 100% vested in all amounts deferred and bear the risk of any earnings and losses on such deferred amounts.
Generally, deferred amounts may be distributed following termination of employment or at the time of a scheduled in-service distribution date chosen by the participant. If a participant has completed five or more years of service at the time of termination, or is terminated due to long-term disability, death or retirement, the distribution is paid in accordance with the participant’s election. If a participant terminates without meeting these requirements, the account balance for all plan years will be paid in a lump sum in the year following the year of termination. A participant can elect to receive distributions at termination over a period of 5, 10, or 15 annual installments, or in a single lump sum. A participant can elect to receive scheduled in-service distributions in future years that are at least two years after the end of the plan year for which they are deferring. In-service distributions can be received in two to five annual installments, or if no election is made, in a lump sum. For those participants who have investments in Company ordinary shares, the distribution of these assets will be in the form of ordinary shares, not cash.
Additionally, we offer a U.S. nonqualified, defined contribution plan called the Supplemental Employee Savings Plan (the “Supplemental ESP”). The Supplemental ESP is an unfunded plan that makes up matching and core contributions that cannot be made to the ESP due to Internal Revenue Service (“IRS”) or plan limitations. The Supplemental ESP is deemed invested in funds selected by participants and includes the same funds available in the ESP except for a self-directed brokerage account, which is not available in the Supplemental ESP.

Nonqualified Deferred Compensation
The following table provides information regarding contributions, distributions, earnings and balances for each NEO under our nonqualified deferred compensation plans:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(c)
John H. Stone
Supplemental ESP	—	117,000	14,479	—	141,981
Michael J. Wagnes
Supplemental ESP	—	44,677	41,015	—	287,432
Timothy P. Eckersley
EDCP	—	—	237,801	(351,571)	1,147,948
Supplemental ESP	—	33,488	69,840	—	827,881
David S. Ilardi
Supplemental ESP	—	33,828	8,605	—	71,669
Robert C. Martens
Supplemental ESP	—	20,137	14,791	—	112,778
____________
(a)The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.
(b)This column represents gains and losses on investments, as well as dividends on ordinary shares or ordinary share equivalents. The earnings or losses reported in this column are not included in the Summary Compensation Table.
(c)This column includes the amounts reflected in the table below which are also reported in the Summary Compensation Table this year or have been reported in the Summary Compensation Table for previous years.

Name	EDCP ($)	Supplemental ESP ($)
John H. Stone	—	127,546
Michael J. Wagnes	—	76,671
Timothy P. Eckersley	1,122,594	404,617
David S. Ilardi	—	54,549
Robert C. Martens	—	20,137

POTENTIAL POST-EMPLOYMENT PAYMENTS
The following table describes the payments and other benefits to which each of the NEOs would be entitled in the event of a termination of such executive’s employment on December 31, 2023, including a qualifying termination following a CIC. The potential payments were determined under the terms of our plans and arrangements in effect on December 31, 2023. The table does not include any pension benefits or nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Pension Benefits table and the Nonqualified Deferred Compensation table, except to the extent that the NEO is entitled to an additional benefit as a result of the specified termination scenario. The amounts reported are merely estimates, as we are not able to determine actual amounts unless and until an applicable scenario occurs.

	Retirement ($)	Involuntary without Cause ($)	Change in Control ($)	Disability ($)	Death ($)
John H. Stone
Severance (a)	—	—	7,020,000	—	—
2023 Earned but Unpaid AIP Award(s) (b)	—	2,025,738	2,025,738	2,025,738	2,025,738
PSU Award Payout (c)	—	2,197,438	2,197,438	2,197,438	2,197,438
Value of Unvested Equity Awards (d)	—	8,317,030	9,732,530	9,732,530	9,732,530
Outplacement (e)	—	—	25,000	—	—
Health Benefits (f)	—	—	77,682	—	—
Total	—	12,540,206	21,078,388	13,955,706	13,955,706
Michael J. Wagnes
Severance (a)	—	—	2,164,500	—	—
2023 Earned but Unpaid AIP Award(s) (b)	—	704,404	704,404	704,404	704,404
PSU Award Payout (c)	—	688,349	688,349	688,349	688,349
Value of Unvested Equity Awards (d)	—	368,079	643,965	643,965	643,965
Outplacement (e)	—	—	25,000	—	—
Health Benefits (f)	—	—	53,397	—	—
Total	—	1,760,832	4,279,615	2,036,718	2,036,718

	Retirement ($)	Involuntary without Cause ($)	Change in Control ($)	Disability ($)	Death ($)
Timothy P. Eckersley
Severance (a)	—	—	1,929,200	—	—
2023 Earned but Unpaid AIP Award(s) (b)	633,941	633,941	633,941	633,941	633,941
PSU Award Payout (c)	1,944,776	1,944,776	1,944,776	1,944,776	1,944,776
Value of Unvested Equity Awards (d)	654,445	654,445	1,523,032	1,523,032	1,523,032
Outplacement (e)	—	—	25,000	—	—
Health Benefits (f)	—	—	38,481	—	—
Total	3,233,162	3,233,162	6,094,430	4,101,749	4,101,749
David S. Ilardi
Severance (a)	—	—	1,732,500	—	—
2023 Earned but Unpaid AIP Award(s) (b)	—	644,590	644,590	644,590	644,590
PSU Award Payout (c)	—	377,874	377,874	377,874	377,874
Value of Unvested Equity Awards (d)	—	232,096	498,932	498,932	498,932
Outplacement (e)	—	—	25,000	—	—
Health Benefits (f)	—	—	52,796	—	—
Total	—	1,254,560	3,331,692	1,521,396	1,521,396
Robert C. Martens
Severance (a)	—	—	1,472,000	—	—
2023 Earned but Unpaid AIP Award(s) (b)	—	390,982	390,982	390,982	390,982
PSU Award Payout (c)	—	470,231	470,231	470,231	470,231
Value of Unvested Equity Awards (d)	—	691,442	923,866	923,866	923,866
Outplacement (e)	—	—	25,000	—	—
Health Benefits (f)	—	—	52,796	—	—
Total	—	1,552,655	3,334,875	1,785,079	1,785,079
___________
(a)Please refer to the description of how severance is calculated under the heading below titled Change in Control.
(b)Amounts represent the actual award earned for the 2023 performance period.
(c)For “Involuntary Without Cause,” this assumes group termination or job elimination. For the “Change in Control,” “Death” and “Disability,” these amounts represent a pro-rata portion of the outstanding PSUs. Amounts are based on $126.69 per share, the closing market price of our shares on December 29, 2023 as reported on the NYSE.
(d)    The amounts shown represent (i) the value of eligible unvested RSUs, which is calculated based on the number of unvested RSUs multiplied by the closing market price of our shares on December 29, 2023, which was $126.69 per share and (ii) the intrinsic value of the unvested stock options, which is calculated based on the difference between the closing market price on December 29, 2023, and the relevant exercise price. For purposes of a CIC, we assume that an alternate award is not provided and the vesting of the unvested awards accelerate. For retirement eligible employees, the eligible equity awards do not accelerate but continue to vest on the same basis as active employees.
(e)    For the CIC column, the amount represents the maximum expenses we would reimburse the NEO for professional outplacement services.
(f)    Represents our cost of continued active coverage for thirty-six months for the CEO and twenty-four months for the other NEOs.

The following discussion describes the payments and other benefits to which each NEO would be entitled in the event of termination of such executive’s employment, including a qualifying termination following a CIC.
Employment Arrangements and Severance. All of the NEOs are entitled to certain severance benefits upon a qualifying termination of their employment following a CIC as provided under the CIC Plan.
Further, our equity award agreements generally provide that upon termination for:
▪Death or disability - RSUs and stock options shall immediately vest and the stock options remain exercisable for a period of three years or the original expiration date, whichever is earlier;
▪Retirement - RSUs and stock options shall continue to vest in accordance with their original vesting schedule and the stock options remain exercisable for a period of five years or the original expiration date, whichever is earlier;
▪Group termination - RSUs and stock options immediately vest in the portion of the awards that would have vested within twelve months of termination and all vested stock options remain exercisable for a period of three years following termination or the original expiration date, whichever is earlier;
▪Retirement - Group Termination or Job Elimination, PSUs vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period; and
▪Death or disability - PSUs vest pro-rata based on target level performance during the performance period.
Change in Control. Our CIC Plan covers certain officers, including the NEOs. The CIC Plan provides for certain payments if a NEO’s employment is terminated by the Company without “cause” (as defined in the CIC Plan) or by the NEO for “good reason” (as defined in the CIC Plan), in each case, within two years following a CIC of the Company. The CIC Plan does not provide for a payment to cover the impact to the executive of certain incremental taxes incurred in connection with the payments made following a CIC. Any amounts payable under the CIC Plan will be reduced to avoid the payment of any excise taxes.
If a NEO’s employment is terminated by the Company “without cause” or by the NEO for “good reason” following a CIC, the NEO is entitled to the following:
▪any accrued but unpaid base salary;
▪an amount equal to the NEO’s target annual bonus for the year in which the termination occurred, pro-rated for the months of service and based on the Company’s actual performance for the year; and
▪a lump sum severance payment equal to three times (CEO) or two times (other NEOs) the sum of:
▪the NEO’s annual salary in effect on the termination date, or, if higher, the annual salary in effect immediately prior to the event that constitutes “good reason;” and
▪the NEO’s target annual incentive award for the year of termination.
In addition to the foregoing, the NEOs would be eligible to receive welfare employee health benefits for the severance period (three years for the CEO) and (two years for the other NEOs). Specifically, the Company will pay the COBRA premium for the first eighteen months and any remaining coverage would be on a reimbursement basis for coverage elected outside of the Company. The Company would also provide each NEO with up to $25,000 of outplacement services.
With respect to awards granted under the 2013 and 2023 Stock Plans, outstanding unvested stock options and RSUs will not immediately vest and become exercisable or payable, as applicable, following a CIC if an alternate award is provided by the acquiring company. Such awards will immediately vest and become exercisable or payable, as applicable, if an alternate award is not provided. PSUs will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period.
A “change in control” is defined as the occurrence of any of the following events: (i) any person unrelated to the Company becomes the beneficial owner of 30% or more of the combined voting power of the Company’s voting stock; (ii) the directors serving at the time the CIC plan was adopted (or the directors subsequently elected by the shareholders of the Company whose election or nomination was duly approved by at least two-thirds of the then serving directors) fail to constitute a majority of the Board; (iii) consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company which is not an affiliate; (iv)

any sale or transfer of all or substantially all of the Company’s assets, other than a sale or transfer with a corporation where the Company owns at least 80% of the combined voting power of such corporation or its parent after such transfer; or (v) any other event that the continuing directors determine to be a CIC; provided however, with respect to (i), (iii) and (v) above, there shall be no CIC if shareholders of the Company own more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent immediately following such transaction in substantially the same proportion to each other as prior to such transaction.

CEO PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our CEO at December 31, 2023, Mr. Stone, and the ratio of these two amounts (such ratio, the “CEO Pay Ratio”).
In 2023, our CEO’s annual total compensation was $8,997,445 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2023 was $64,092. As a result, the CEO Pay Ratio for 2023 was 140 to 1.
We identified our median employee in December 2022, and are using the same median employee to calculate the 2023 CEO Pay Ratio. We reviewed the composition of roles and total number of employees as of December 1, 2023 and determined our employee population was substantially similar to 2022. To identify the “median employee” from our employee population, we defined our employee population, by excluding a total of 549 employees in India, Spain and Thailand, as permitted by the de minimis exclusion. We used base salary as our consistently applied compensation measure. We calculated the median pay and used a pay range of +/- 1% to identify the median employee population. The median employee is located in North America and works in operations.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for David D. Petratis(1) ($)	Summary Compensation Table Total for John H. Stone (1) ($)	Compensation Actually Paid to David D. Petratis(1)(2)(3) ($)	Compensation Actually Paid to John H. Stone (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ Millions)	Adjusted (Non-GAAP) EPS (5)
							TSR (4) ($)	Peer Group TSR (4) ($)
2023	—	8,997,445	—	11,705,997	2,637,152	3,214,829	107.51	189.57	540.6	$6.96
2022	7,896,758	9,325,478	3,240,794	9,622,314	1,681,129	1,025,209	87.90	137.67	458.3	$5.99
2021	7,688,243	—	8,958,625	—	2,941,196	3,071,809	108.85	153.00	483.3	$5.43
2020	8,785,585	—	6,646,515	—	2,149,045	1,423,831	94.61	119.84	314.5	$5.36
_____________
(1)Mr. Petratis was our PEO from 2020 through July 2022. Mr. Stone has been our PEO since July 2022. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Patrick S. Shannon	Patrick S. Shannon	Patrick S. Shannon	Michael J. Wagnes
Timothy P. Eckersley	Timothy P. Eckersley	Michael J. Wagnes	Timothy P. Eckersley
Jeffrey N. Braun	Jeffrey N. Braun	Jeffrey N. Braun	David S. Ilardi
Lucia Veiga Moretti	Luis V. Orbegoso	Timothy P. Eckersley	Robert C. Martens
Chris E. Muhlenkamp		David S. Ilardi
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for John H. Stone ($)	Exclusion of Change in Pension Value for John H. Stone ($)	Exclusion of Stock Awards and Option Awards for John H. Stone ($)	Inclusion of Pension Service Cost for John H. Stone ($)	Inclusion of Equity Values for John H. Stone ($)	Compensation Actually Paid to John H. Stone ($)
2023	8,997,445	—	(5,804,907)	—	8,513,459	11,705,997

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,637,152	(5,124)	(1,456,631)	54,823	1,984,609	3,214,829
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for John H. Stone ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for John H. Stone ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for John H. Stone ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for John H. Stone ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for John H. Stone ($)	Total - Inclusion of Equity Values for John H. Stone ($)
2023	6,676,962	1,754,039	—	82,458	—	8,513,459

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,713,570	216,093	—	54,947	—	1,984,609
(4)The Peer Group TSR set forth in this table utilizes the Performance Peer Group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year on the same cumulative basis as used in Item 201(e) off Regulation S-K. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted (Non-GAAP) EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for years 2022, 2021, and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. In 2023, the Company modified Adjusted (Non-GAAP) EPS to exclude amortization of acquired intangible assets. The results for 2020-2022 have been adjusted to exclude amortization of acquired intangible assets.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the Peer Group TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
(12/31/2019 Indexed to $100)
14
12
10
8
6
4
2
0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Company TSR
Peer Group TSR
100.00
119.84
6.6
94.61
1.4
153.00
9.0
108.85
3.1
137.67
9.6
87.90
3.2
1.0
189.57
11.7
107.51
3.2
2019
2020
2021
2022
2023
Fiscal Year
Average Non-PEO NEO Compensation Actually Paid
D.D. Petratis Compensation Actually Paid
J.H. Stone Compensation Actually Paid
Allegion plc TSR
Standard & Poor's 400 Capital Goods Index TSR

Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
14
12
10
8
6
4
2
0
600
500
400
300
200
100
0
6.6
1.4
314.5
9.0
3.1
483.3
3.2
9.6
1.0
458.3
11.7
3.2
540.6
2020
2021
2022
2023
Fiscal Year
D.D. Petratis Compensation Actually Paid
J.H. Stone Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Allegion plc Net Income

Relationship Between PEOs and Other NEO Compensation Actually Paid and Non-GAAP EPS
The following chart sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our other NEOs, and our Adjusted (Non-GAAP) EPS during the three most recently completed fiscal years. Adjusted Non-GAAP EPS was derived from Reported EPS, and the adjustments include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments, non-operating investment gains or losses and the income tax impact of the preceding items.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted (Non-GAAP) EPS
Compensation Actually Paid ($ Millions)
Adjusted (Non-GAAP) EPS
14
12
10
8
6
4
2
0
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$5.36
$5.43
$5.99
$6.96
6.6
1.4
9.0
3.1
3.2
9.6
1.0
11.7
3.2
2020
2021
2022
2023
Fiscal Year
D.D. Petratis Compensation Actually Paid
J.H. Stone Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted (Non-GAAP) EPS

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Adjusted (Non-GAAP) EPS
Adjusted (Non-GAAP) EBITDA
Adjusted (Non-GAAP) Operating Income
Available Cash Flow (Non-GAAP)
Revenue

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 with respect to our ordinary shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders (1)	6,080,762	$104.01	2,672,013
Equity compensation plans not approved by security holders (2)	43,670	—	—
Total	6,124,432	$104.01	2,672,013
____________

(1)	Represents the 2013 and 2023 Stock Plans. The weighted average exercise price represents the stock options outstanding under the 2013 Stock Plan. Shares underlying unvested PSU awards are included assuming the maximum level of performance.
(2)	Represents the EDCP. Plan participants acquire our shares under the EDCP as a result of the deferral of salary, annual incentive awards and PSUs. The EDCP was frozen as of January 1, 2019.

Proposal 3

Ratify the Appointment and Approve Remuneration of Independent Registered Public Accounting Firm

3	Ratify Appointment of PricewaterhouseCoopers as Independent Registered Public Accounting Firm and Authorize the Audit and Finance Committee to set Remuneration
The Company is asking shareholders to ratify the appointment of PricewaterhouseCoopers (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and to authorize the Audit and Finance Committee of our Board of Directors to set the independent auditors’ remuneration. PwC has acted as our independent auditor since 2013 and has the requisite understanding of our business affairs, accounting policies and practices, and internal control over financial reporting. Based on such understanding and their ability, we believe the continued retention of PwC is in the best interest of our shareholders.
The Board and the Audit and Finance Committee unanimously recommend a vote FOR this proposal.
Representatives of PwC will be present at the Annual General Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Vote required:	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote as abstentions and broker non-votes are not counted as a vote cast.

Audit and Finance Committee Report
While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, the Audit and Finance Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board of Directors. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit and Finance Committee monitors those processes. In this context, the Audit and Finance Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results. The Audit and Finance Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit and Finance Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit and Finance Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the PCAOB-required letter from PwC regarding PwC’s communications with the Audit and Finance Committee concerning independence and discussed with PwC its independence. The Audit and Finance Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the registered public accounting firm’s independence. The Audit and Finance Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
The Audit and Finance Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Finance Committee meets separately with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 , for filing with the SEC.
AUDIT AND FINANCE COMMITTEE
Lauren B. Peters (Chair)
Kirk S. Hachigian
Susan L. Main
Steven C. Mizell
Nicole Parent Haughey
Ellen Rubin
Dean I. Schaffer
Dev Vardhan
Martin E. Welch III

Fees of the Independent Registered Public Accounting Firm
The following table shows the fees we paid or accrued for audit and other services provided by PwC for the fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees (a)	$4,716,000	$4,729,000
Audit-Related Fees (b)	39,500	1,744,800
Tax Fees (c)	1,724,508	594,000
All Other Fees (d)	900	900
Total	$6,480,908	$7,068,700
_______________
(a)Audit Fees for the fiscal years ended December 31, 2023 and 2022 were for professional services rendered for the audits of the Company’s annual consolidated financial statements, including its internal controls over financial reporting, quarterly reviews, statutory audits, and issuance of consents.
(b)Audit-Related Fees for the fiscal years ended December 31, 2023 and 2022 consist of M&A due diligence fees, employee benefit plan audits and other attest services that are not related to performing the audit or review of our consolidated financial statements.
(c)The Tax Fees for the fiscal years ended December 31, 2023 and 2022 relate to consulting and planning services.
(d)All Other Fees for the fiscal year ended December 31, 2023 and 2022 includes license fees for financial statement disclosure software.
The Audit and Finance Committee, pursuant to its charter, pre-approves all auditing and non-audit services and related fees to be performed by the Company’s independent registered public accounting firm. Furthermore, the Company follows internal procedures that: (i) provide for pre-approval of an annual budget for each type of service; (ii) require Audit and Finance Committee approval of specific services / projects over $50,000, even if included in the approved budget; and (iii) require Audit and Finance Committee approval if the forecast of expenditures exceeds the approved budget on any type of service. The Audit and Finance Committee pre-approved all of the services described above. The Audit and Finance Committee has determined that the provision of all such services is compatible with maintaining the independence of PwC.

4	Authorize the Board of Directors Authority to Issue Shares under Irish Law
Under Irish law, shareholders of an Irish public limited company grant authority to the company’s board of directors to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current Board authorization is due to expire at the end of the 2024 AGM on June 6, 2024. Because our authorization is due to expire, we are presenting this proposal to authorize the Board’s to issue our authorized but unissued shares on the terms set forth below.
The authorization we are seeking this year would authorize the Board to issue up to a maximum of 20% of our issued ordinary share capital as of April 11, 2024 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 6, 2024 (the date on which our existing Board authority expires) or at the end of the next AGM, whichever is earlier, unless previously renewed, varied or revoked.
The Board unanimously recommends a vote FOR the proposal to renewal the Board’s existing authority to issue shares.
“RESOLVED, that the Directors be and are hereby generally and unconditionally authorized with effect from the end of the 2024 Annual General Meeting on June 6, 2024 to exercise all powers of the Company to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $174,881 (17,488,108 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 11, 2024), and the authority conferred by this resolution shall expire 18 months from June 6, 2024 or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for most other companies listed on the NYSE with whom we compete. Renewal of the Board’s existing authority to issue shares is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

Vote required:	Affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote as abstentions and broker non-votes are not counted as a vote cast.

5	Authorize the Board of Directors to Opt-Out of Statutory Preemptive Rights under Irish Law (Special Resolution under Irish Law)
When an Irish public limited company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis under Irish law (commonly referred to as the statutory pre-emption right), unless otherwise authorized. The Board’s existing authorization will expire on June 6, 2024. We are presenting this proposal to authorize the Board to opt-out of the statutory pre-emption rights up to 20% of our issued ordinary capital on the terms set forth below.
We are asking our shareholders to authorize the Board to opt out of the statutory pre-emption rights provision in the event of: (1) the issuance of ordinary shares for cash in connection with any rights issue; and (2) any other issuance of ordinary shares for cash, if the issuance is limited to up to 20% of our issued ordinary share capital as of April 11, 2024 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 6, 2024 (the date on which our existing authority expires) or at the end of the next AGM, whichever is earlier, unless previously renewed, varied or revoked.
The Board unanimously recommends a vote FOR the proposal to give the Board the authority to issue shares for cash without first offering shares to existing shareholders and to the approve the following resolution:
“RESOLVED as a special resolution, that, subject to the passing of the resolution in respect of Proposal 4 as set out above and with effect from the end of the 2024 Annual General Meeting on June 6, 2024, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 4 as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:
(a)     the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b)     the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $174,881 (17,488,108 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 11, 2024), and the authority conferred by this resolution shall expire 18 months from June 6, 2024 or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. In addition, we note that, because we are an NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for most other companies listed on the NYSE with whom we compete. Renewal of the Board’s existing authorization to opt out of the statutory pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

Vote required:
Affirmative vote of at least 75% of the votes cast, as this is a special resolution under Irish law.
Abstentions and broker non-votes will have no effect on the outcome of the vote as abstentions and broker non-votes are not counted as a vote cast.

INFORMATION CONCERNING VOTING AND SOLICITATION
Why Did I Receive This Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (“Notice”) because our Board of Directors is soliciting your proxy to vote at the AGM. This Proxy Statement summarizes the information you need to know to vote on each of the proposals to be presented at the AGM on an informed basis.
Why Are There Two Sets of Financial Statements Covering the Same Fiscal Period?
U.S. securities laws (to which we are subject by virtue of having our ordinary shares traded on the NYSE) require us to send you our 2023 Form 10-K, which includes our financial statements prepared in accordance with U.S. GAAP. These financial statements are included in the mailing of this Proxy Statement. Irish law also requires us to provide you with our Irish Statutory Accounts for our 2023 fiscal year, including the reports of our directors and independent registered public accounting firm thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts will be available on or around April 30, 2024 and posted on our website at www.allegion.com/irishstatutoryaccounts and will be laid before the AGM.
How Do I Attend the Annual General Meeting?
All shareholders are invited to attend the AGM. In order to be admitted, you must present a form of personal identification and evidence of share ownership.
If you are a shareholder of record, evidence of share ownership will be either: (1) an admission ticket, which is attached to the proxy card and must be separated from the proxy card and kept for presentation at the meeting if you vote your proxy by mail; or (2) a Notice.
If you own your shares through a bank, broker or other holder of record (commonly known as a “street name” holder), evidence of share ownership will be either: (1) your most recent bank or brokerage account statement; or (2) a Notice. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of our ordinary shares, to:
Corporate Secretary
Allegion plc
Block D
Iveagh Court
Harcourt Road
Dublin 2 D02 VH94, Ireland
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the AGM.
Who May Vote?
You are entitled to vote if you beneficially owned our ordinary shares at the close of business on April 11, 2024, the Record Date. At that time, there were 87,440,539 of our ordinary shares outstanding and entitled to vote. Each ordinary share that you own entitles you to one vote on all matters to be voted on a poll at the AGM.
How Do I Vote?
Shareholders of record can cast their votes by proxy by:
▪Using the Internet and voting at www.proxyvote.com;
▪Calling 1-800-690-6903 and following the telephone prompts to vote by proxy; or
▪Completing, signing and returning a proxy card by mail. If you received a Notice of Internet Availability of Proxy Materials and did not receive a proxy card, you may request a printed set of proxy materials via sendmaterial@proxyvote.com.
The Notice is not a proxy card and it cannot be used to vote your shares.
If you vote by proxy by telephone, your use of that telephone system, and in particular the entry of your personal identification number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, for all purposes of the Companies Act of 2014 of Messrs. Stone, Wagnes and Braun, or any of

them, or any other person appointed by the Board as your proxies to vote your shares in accordance with your telephone instructions.
Shareholders of record may also vote their shares directly by attending the AGM and casting their vote in person or appointing a proxy (who does not have to be a shareholder) to attend the AGM and casting votes on their behalf in accordance with their instructions.
Street name holders must vote their shares in the manner prescribed by their bank, brokerage firm or nominee. Street name holders who wish to vote in person at the AGM must obtain a legal proxy from their bank, broker or other nominee. Street name holders will need to bring the legal proxy with them to the AGM and hand it in with a signed ballot that is available upon request at the meeting. Street name holders will not be able to vote their shares at the AGM without a legal proxy and a signed ballot.
Even if you plan to attend the AGM, we recommend that you vote your shares as described above so that your vote will be counted if you later decide not to attend the meeting.
In order to be timely processed, your vote must be received by 11:59 p.m. U.S. Eastern Time on June 5, 2024 (or, if you are a street name holder, such earlier time as your bank, broker or other nominee may require).
May I Revoke My Proxy?
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the AGM in any of the following ways:
▪By notifying the Company’s Secretary in writing: c/o Allegion plc, Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland;
▪By submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or
▪By voting in person at the AGM.
Street name holders (shareholders who hold shares through a bank or broker) should contact their bank, broker or other nominee instructions on how to change their vote. Merely attending the AGM does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.
How Will My Proxy Get Voted?
If your proxy is properly submitted, your proxy holder (one of the individuals named on the proxy card) will vote your shares as you have directed. If you are a street name holder, the rules of the NYSE permit your bank, broker or other nominee to vote your shares in its discretion on Proposals 3, 4 and 5 (each of which are considered routine matters) if it does not receive instructions from you. However, your bank, broker or other nominee may not vote your shares on Proposals 1 or 2 (each of which are considered non-routine matters) if it does not receive instructions from you (“broker non-votes”). Broker non-votes will not be counted as votes cast for or against the election of any director nominees or for or against approval of any other non-routine matters, and therefore will have no effect on the outcome of those matters.
If you are a shareholder of record and you do not specify on the signed proxy card you send to the Company (or when giving your proxy over the Internet or by telephone) how you want to vote your shares, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the AGM.
What Constitutes a Quorum?
The presence (in person or by proxy) of shareholders entitled to exercise a majority of the voting power of the Company on the Record Date is necessary to constitute a quorum for the conduct of business. Abstentions and broker non-votes (to the extent voted utilizing the bank or broker’s discretionary authority as explained previously) are treated as “shares present” for the purposes of determining whether a quorum exists.

What Vote Is Required to Approve Each Proposal?
A majority of the votes cast at the AGM is required to approve Proposals 1, 2, 3, and 4. A majority of the votes cast means that the number of votes cast “for” an Proposal must exceed the number of votes cast “against” that Proposal. Proposal 5 is considered a special resolution under Irish law and requires 75% of the votes cast for approval.
Although abstentions and broker non-votes are counted as “shares present” at the AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the resolution and, accordingly, will not affect the outcome of the vote.
For Proposal 1, proxies solicited on behalf of the Board will be voted “for” the election of each of the director nominees, unless your proxy card is marked otherwise (if you are a shareholder of record) or you have provided a different instruction to your bank or broker (if you are a “street name” stockholder). If you are a street name shareholder and you fail to provide voting instructions to your bank or broker, your bank or broker will not be permitted to vote your shares (a broker non-vote). Votes to “abstain” with respect to any director nominee and broker non-votes will not be counted as a vote cast “for” or “against” that nominee’s election and will not affect the outcome of the election.
Who Pays the Expenses of This Proxy Statement?
We have hired D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $14,000, plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board of Directors by mail, in person, by telephone and through the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.
How Will Voting On Any Other Matter Be Conducted?
Although we do not know of any matters to be presented or acted upon at the AGM other than the items described in this Proxy Statement, if any other matter is proposed and properly presented at the AGM, the proxy holders will vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the beneficial ownership of our ordinary shares by (i) each director and director nominee of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group. The percentage of beneficial ownership shown in the following table is based on 87,440,539 outstanding shares as of the Record Date.

Name	Ordinary Shares (a)	Notional Shares (b)	Options Exercisable or RSUs Vesting Within 60 Days (c)	Percent
Kirk S. Hachigian	9,356	—	1,683	0.01%*
Sue L. Main	—	—	—	0%*
Steven C. Mizell	2,702	—	1,019	0%*
Nicole Parent Haughey	4,623	—	1,019	0.01%*
Lauren B. Peters	1,388	—	1,019	0%*
Ellen Rubin	—	—	1,178	0%*
Dean I. Schaffer	9,008	—	1,019	0.01%*
Dev Vardhan	2,785	—	1,019	0%*
Martin E. Welch III	8,745	—	1,019	0.01%*
John H. Stone	42,909	—	—	0.05%*
Michael J. Wagnes	11,390	—	19,854	0.04%*
Timothy P. Eckersley	28,227	1,501	33,429	0.07%*
David S. Ilardi	2,889	—	9,770	0.01%*
Robert C. Martens	4,841	—	8,035	0.01%*
All directors and executive officers as a group (19 persons) (d)	159,469	1,501	125,709	0.33%*
____________
*Less than 1%.
(a)Represents ordinary shares held.
(b)Represents ordinary shares and ordinary share equivalents notionally held under the EDCP that are not distributable within 60 days of the Record Date.
(c)Represents ordinary shares as to which the respective directors and executive officers had stock options currently exercisable or exercisable within 60 days of the Record Date or ordinary shares underlying RSUs held by the respective directors and executive officers that vest within 60 days of the Record Date.
(d)The number of ordinary shares beneficially owned by all current directors and executive officers individually and as a group (including shares issuable under exercisable options or vesting RSUs) aggregated less than 1% of the total outstanding ordinary shares as of the Record Date.

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company based solely on the information filed by such shareholder on Schedule 13G under the Exchange Act. The percentage of beneficial ownership shown in the following table is based on 87,440,539 outstanding ordinary shares as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (a)
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	10,620,385 (b)	12.15%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	9,874,739 (c)	11.29%
APG Asset Management US Inc. 666 Third Avenue 2nd Floor New York, New York 10017	5,788,143 (d)	6.62%
Boston Partners One Beacon Street 30th Floor Boston, Massachusetts 02108	4,778,492 (e)	5.46%
____________
(a)The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares on the Record Date and assumes that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.
(b)Information regarding The Vanguard Group and its shareholdings was obtained from a Schedule 13G/A filed with the SEC on February 13, 2024. The filing indicated that, as of December 31, 2023, Vanguard had shared voting power as to 115,288 shares, sole dispositive power as to 10,244,158 shares and shared dispositive power as to 376,227 shares.
(c)Information regarding BlackRock, Inc. and its shareholdings was obtained from a Schedule 13G/A filed with the SEC on January 30, 2024. The filing indicated that, as of December 31, 2023, BlackRock had sole voting power as to 10,509,042 shares and sole dispositive power as to 9,874,739 shares.
(d)Information regarding APG Asset Management US Inc. and its shareholdings was obtained from a Schedule 13G/A filed with the SEC on February 7, 2024. The filing indicated that, as of December 31, 2023, APG Asset Management US Inc. had shared voting power as to 5,788,143 shares and shared dispositive power as to 5,788,143 shares.
(e)Information regarding Boston Partners and its shareholdings was obtained from a Schedule 13G filed with the SEC on February 13, 2024. The filing indicated that, as of December 31, 2023, Boston Partners had sole voting power as to 3,763,769 shares, shared voting power as to 2,435 shares, and sole dispositive power as to 4,778,492 shares.

SHAREHOLDER PROPOSALS AND NOMINATIONS
Any proposal by a shareholder intended to be presented at the 2025 AGM of the Company must be received by the Company at its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland, Attn: Corporate Secretary, no later than December 20, 2024, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2025 Proxy Statement.
Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with AGMs or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association. In connection with the 2025 AGM, written notice of a shareholder’s intention to make such nominations or bring business before the AGM must be given to the Corporate Secretary not later than March 8, 2025. If the date of the 2025 AGM occurs more than 30 days before, or 60 days after, the anniversary of the 2024 AGM, then the written notice must be provided to the Corporate Secretary no later than the seventh day after the date on which notice of such AGM is given. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also provide written notice to the Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025.
The Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Corporate Secretary, at the Company’s registered address. In addition to considering candidates recommended by shareholders, the Corporate Governance and Nominating Committee considers potential candidates recommended by current directors, director search firms, Company officers, employees and others. As stated in our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and believes that, at a minimum, each nominee should satisfy the following criteria: highest character and integrity, independent mindset, personal and professional ethics, business judgment, experience and understanding of strategy and policy setting, financial literacy, ability and willingness to devote sufficient time to Board matters, and no conflict of interest that would interfere with performance as a director. For more details, see “Director Nomination Process” on page 20 of this Proxy Statement. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.
In order for you to bring other business before an AGM, timely notice must be received by the Corporate Secretary within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from, and in addition to, the requirements you must meet to have a proposal included in our Proxy Statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

HOUSEHOLDING
SEC rules permit a single Notice of Internet Availability of Proxy Materials or set of proxy materials to be sent to shareholders sharing the same last name and household mailing address, unless contrary instructions are provided by the impacted shareholders prior to the mailing date. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing the same last name and household mailing address unless contrary instructions have been received from the affected shareholders. Any shareholder can receive an emailed copy of this Proxy Statement and the 2023 Form 10-K by (i) contacting the Company at its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland, Attention: Corporate Secretary, (ii) telephone at (317) 810-3700 or (iii) accessing it on our website at www.allegion.com.
Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Shareholders who hold their shares through a bank, broker or other nominee who currently receive multiple copies of our proxy materials at their address and would like to request householding of their communications should contact their broker.

Dated: April 19, 2024

GLOSSARY OF TERMS

The below are terms commonly used in this proxy statement.
AGM	Annual General Meeting of Shareholders
AIP	Annual Incentive Plan
AOP	Annual Operating Plan
CCPA	California Consumer Privacy Act
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CIC	Change in Control
CISO	Chief Information Security Officer
CPO	Chief Privacy Officer
DEI	Diversity, Equity and Inclusion
EBITDA	Earnings Before Interest, Tax, Depreciation and Amortization
EHS	Environmental, Health and Safety
ELT	Executive Leadership Team
EPS	Earnings Per Share
ESG	Environmental, Social and Governance
GAAP	Generally Accepted Accounting Principles
GDPR	General Data Protection Regulation
GHG	Greenhouse Gas
LTI	Long-term Incentive Program
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PSU	Performance Stock Unit
RSU	Restricted Stock Unit
SASB	Sustainability Accounting Standards Board
SEC	U.S. Securities and Exchange Commission
TCFD	Task Force on Climate-related Financial Disclosures

APPENDIX A

RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
This proxy statement includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The Company presents operating income, operating margin, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The Company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is set forth below.
The Company defines the presented non-GAAP measures as follows:
▪Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
▪Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
▪Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.
These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In millions, except per share data)

	Year ended December 31, 2023			Year ended December 31, 2022
	Reported	Adjustments	Adjusted (non-GAAP)	Reported	Adjustments	Adjusted (non-GAAP)
Net revenues	$ 3,650.	$	$ 3,650.	$ 3,271.	$	$ 3,271.

Operating income(1)	708.4	97.2	805.6	586.4	85.6	672.0
Operating margin	19.4		22.1	17.9		20.5

Earnings before income taxes(2)	617.2	100.4	717.6	514.5	91.4	605.9
Provision for income taxes(3)	76.6	25.9	102.5	56.2	20.8	77.0
Effective income tax rate	12.4		14.3	10.9		12.7
Net earnings	540.6	74.5	615.1	458.3	70.6	528.9

Noncontrolling interests	0.2	—	0.2	0.3	—	0.3

Net earnings attributable to Allegion plc	$ 540.	$ 74.	$ 614.	$ 458.	$ 70.	$ 528.

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$ 6.1	$ 0.8	$ 6.9	$ 5.1	$ 0.8	$ 5.9
(1)    Adjustments to operating income for the year ended December 31, 2023, consist of $33.8 million of restructuring charges and acquisition and integration expenses, $55.9 million of amortization expense related to acquired intangible assets and $7.5 million of impairment expense related to intangible assets. Adjustments to operating income for the year ended December 31, 2022, consist of $35.4 million of restructuring charges and acquisition and integration expenses and $50.2 million of amortization expense related to acquired intangible assets and a fair value of inventory step-up.
(2)    Adjustments to earnings before income taxes for the year ended December 31, 2023, consist of the adjustments to operating income discussed above, as well as a $3.2 million non-operating investment loss. Adjustments to earnings before income taxes for the year ended December 31, 2022, consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business and $4.3 million of debt financing costs, partially offset by $6.1 million in non-operating investment gains.
(3)    Adjustments to the provision for income taxes for the year ended December 31, 2023 and 2022, consist of $25.9 million and $20.8 million of tax expense, respectively, related to the excluded items discussed above.

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Year ended December 31,
	2023	2022
Net cash from operating activities	$ 600.	$ 459.
Capital expenditures	(84.2)	(64.0)
Available cash flow	$ 516.	$ 395.

	Year ended December 31,
	2023	2022
Net earnings (GAAP)	$ 540.	$ 458.
Provision for income taxes	76.6	56.2
Interest expense	93.1	75.9
Amortization of acquired intangible assets	55.9	44.2
Amortization of inventory step-up	—	6.0
Depreciation and amortization of nonacquired intangible assets	52.9	50.9
EBITDA	819.1	691.5

Other income, net	(1.9)	(11.6)
Impairment of intangible assets	7.5	—
Loss on divestitures	—	7.6
Acquisition and integration costs and restructuring charges	33.8	35.4
Adjusted EBITDA	$ 858.	$ 722.

"Allegion has much to be proud of – but the future is even more exciting... Technology will fuel our growth."

John H. Stone

President & CEO, Allegion plc

Corporate Data

Shareholder Information Services

The company's 2023 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, and other company information, is available through Allegion's website, www.allegion.com. Securities analysts, portfolio managers and representatives of institutional investors seeking information about the company should contact:

Josh Pokrzywinski
Vice President, Investor Relations
463-210-8595

Jobi Coyle
Director, Investor Relations
317-810-3107

Annual General Meeting

June 6, 2024, 4:30 p.m. local time
The Shelbourne
27 St. Stephen's Green
Dublin 2, Ireland

Stock Exchange

NYSE Ticker Symbol: ALLE

Transfer Agent & Registrar

Computershare Telephone Inquiries:

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About Allegion™

Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.7 billion in revenue in 2023, and its security products are sold around the world.

Scan here to get more information on our 2023 performance, or visit:
allegion.com/annualreport

Find us on social media:
linkedin.com/company/allegion
Facebook and X: @AllegionPlc

ALLEGION™
PIONEERING SAFETY™

© 2024 Allegion plc. All rights reserved. AD SYSTEMS, API, AUSTRAL LOCK, AXA, BOSS DOOR CONTROLS, BRICARD, BRIO, BRITON, CISA, DEXTER, DORCAS, FALCON, FSH, GAINSBOROUGH, GLYNN-JOHNSON, INTERFLEX, ISONAS, IVES, KRYPTONITE, LCN, LEGGE, LOCKNETICS, NORMBAU, PEGASUS, PLANO, REPUBLIC, SCHLAGE, SIMONSVOSS, STEELCRAFT, TGP, TRELOCK, VON DUPRIN, YONOMI, ZENTRA and ZERO are the property of Allegion plc. or its respective subsidiaries. All other brand names, product names or trademarks are the property of their respective owners. STANLEY ACCESS TECHNOLOGIES is used with permission. STANLEY is the property of Stanley Logistics L.L.C.

ALLEGION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36764-P04624

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLEGION PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Kirk S. Hachigian	☐	☐	☐
1b. Susan L. Main	☐	☐	☐
1c. Steven C. Mizell	☐	☐	☐
1d. Nicole Parent Haughey	☐	☐	☐
1e. Lauren B. Peters	☐	☐	☐
1f. Ellen Rubin	☐	☐	☐
1g. John H. Stone	☐	☐	☐
1h. Dev Vardhan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE BRING, IN ADDITION TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.

ADMISSION TICKET

ALLEGION PLC
ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 6, 2024
4:30 p.m., local time
The Shelbourne
27 St. Stephen's Green
Dublin 2 Ireland

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST.

NOTE: VIDEO, STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE ANNUAL GENERAL MEETING. YOUR COOPERATION IS APPRECIATED.

V36765-P04624

ALLEGION PLC
Annual General Meeting of Shareholders
June 6, 2024 4:30 p.m., local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John H. Stone, Michael J. Wagnes and Jeffrey N. Braun, or any of them, or any other person appointed by the Company's Board of Directors, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all ordinary shares of ALLEGION PLC (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at The Shelbourne, 27 St. Stephen's Green, Dublin 2 Ireland, on Thursday, June 6, 2024 at 4:30 p.m., local time, or at any adjournments or amended locations and/or times thereof, with all the powers the undersigned would possess, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournments.

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of the Company. If you wish to appoint a person other than the designated officers of the Company, please contact the Corporate Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN THE MANNER RECOMMENDED BY THE COMPANY'S BOARD OF DIRECTORS ON ALL MATTERS AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.

Continued and to be signed on reverse side